AGREEMENT OF SUBLEASE





                              between





     REVLON HOLDINGS INC. a Delaware Corporation, as Sublessor





                                and





  POPULAR CLUB PLAN, INC. a New Jersey Corporation, as Sublessee







Dated:  November 4, 1993






               GREENBAUM, ROWE, SMITH, RAVIN & DAVIS
                    Metro Corporate Campus One
                           P.O. Box 5600
                 Woodbridge, New Jersey 07095-0988

                         TABLE OF CONTENTS


ARTICLE I....................................................... 1
      Demise, Premises and Terms of Prime Lease................. 1
        Section 1.1   Demise and Premises....................... 1
        Section 1.2.  The Prime Lease........................... 1

ARTICLE II...................................................... 3
      Term, Commencement, Right of Renewal...................... 3
        Section 2.1   Term and Commencement for IDP............. 3
        Section 2.2   Occupancy Prior to Commencement........... 4
        Section 2.3   Pro-Rata Rent During Pre-Commencement
                      Occupancy................................. 4
        Section 2.4   Right of Renewal.......................... 4
        Section 2.5   Certain Provisions Applicable to
                      All Extensions of the Sublease............ 5

ARTICLE III..................................................... 5
      Expansion Options of Sublessee............................ 5
        Section 3.1   Expansion #1 Option....................... 5
        Section 3.2   Expansion #2 Option....................... 6
        Section 3.3   Sublessor Cooperation..................... 7
        Section 3.4   When Construction Funded and Performed
                      By Sublessee.............................. 7
        Section 3.5   Funding of Construction
                      Costs by Sublessor-Procedure.............. 7
        Section 3.6   Covenants of General
                      Application for Expansions................13

ARTICLE IV......................................................13
      Covenants.................................................13
        Section 4.1   Covenants Regarding
                      Condition of Demised Premises
                      and other Matters.........................14

ARTICLE V.......................................................14
      Rent and Payment..........................................14
        Section 5.1   Basic Rent During the Period
                      February 1, 1994 to
                      January 31, 1999..........................14
        Section 5.2   Basic Rent For The IDP
                      During the Period February 1,
                      1999 to April 30, 2004....................14
        Section 5.3   Basic Rent Concession.....................14
        Section 5.4   Payment of Rent...........................15
        Section 5.5   Additional Rent...........................15
        Section 5.6   Basic Rent For the Balance of the Term....15
        Section 5.7   Rent for Expansion #1 Space...............15
        Section 5.8   Determination of the
                      Notice Date Interest Rate.................16
        Section 5.9   Determination of the Completion Date
                      Interest Rate.............................16
        Section 5.10  Rental for Expansion #1 Space
                      Following the Ten Year Expansion #1
                      Rent Period...............................16
        Section 5.11  Rental for Expansion Space if
                      Sublessee Pays Construction Costs.........16
        Section 5.12  Timing of Completion of Expansion
                      #1 Space..................................16
        Section 5.13  Calculation of Aggregate Construction
                      Cost of Expansion #1......................17
        Section 5.14  Sublessee to Complete Construction
                      Work and Use of CBA.......................17
        Section 5.15  Overcharge or Deficiency in Completion
                      Budget Amount.............................17

ARTICLE VI......................................................17
      Construction Or Other Work................................17
        Section 6.1   Conditions As To Construction Work,
                      Expansion Space, and as to Repairs,
                      Alterations, Replacements or Other Work...17

ARTICLE VII.....................................................19
      Mechanic's Liens..........................................19
        Section 7.1   Mechanic's Liens Prohibited...............19
        Section 7.2   Sublessor's Remedy for Sublessee's
                      Breach....................................19
        Section 7.3   Non-Consent of Sublessor to Filing
                      of Liens..................................19

ARTICLE VIII....................................................19
      Notices...................................................19
        Section 8.1   Notices...................................19

ARTICLE IX......................................................20
      Memorandum of Sublease....................................20
        Section 9.1   Memorandum of Sublease....................20

ARTICLE X.......................................................20
      Use.......................................................20
        Section 10.1  Use.......................................20

ARTICLE XI......................................................20
      Defaults and Remedies.....................................20
        Section 11.1  Sublessee's Defaults......................20
        Section 11.2  Sublessor's Remedies......................21
        Section 11.3  Sublessor's Damages.......................22
        Section 11.4  Waiver of Redemption......................22
        Section 11.5  Provisions of Prime Lease as to
                      Defaults and Remedies Cumulative
                      with the Provisions of Sublease...........22

ARTICLE XII.....................................................22
      General Provisions........................................22
        Section 12.1  No Waste..................................22
        Section 12.2  Limitation of Sublessor's Liability.......22
        Section 12.3  Partial Invalidity........................23
        Section 12.4  No Waiver.................................23
        Section 12.5  Number and Gender.........................23
        Section 12.6  Successors and Assigns....................23
        Section 12.7  Article and Marginal Headings.............23
        Section 12.8  Entire Agreement..........................23
        Section 12.9  Obligations also Covenants................23
        Section 12.10 Cost of Performing Obligations............23
        Section 12.11 Remedies Cumulative.......................23
        Section 12.12 Holding Over..............................23
        Section 12.13 Signs.....................................24
        Section 12.14 Property Insurance-Special Provision......24
        Section 12.15 Brokerage.................................24
        Section 12.16 Notice by Sublessee to Mortgagee..........24
        Section 12.17 Sublessee Electric........................24
        Section 12.18 Conduct of Sublessee's Work...............24
        Section 12.19 Interest and Late Payment
                      Service Charge............................25
        Section 12.20 Definitions...............................25
        Section 12.21 Governing Law.............................28

ARTICLE XIII....................................................28
      Assignment, Subletting, Etc...............................28
        Section 13.1  Assignment, Subletting, Etc...............28

ARTICLE XIV.....................................................29
      Compliance with Laws, Rules and Regulations...............29
        Section 14.1  Environmental Compliance..................29

EXHIBITS

      Site Plan..................................................A
      Legal Description..........................................B
      Prime Lease................................................C
      Schedule of Basic Rent.....................................D
      Preliminary Expansion #1 Plans.............................E
      Construction Criteria for Expansion #1 and Expansion #2....F
      Sublessee Demolition Plan..................................G

           THIS Sublease, dated the 4th day of November, 1993, between REVLON HOLDINGS INC. (formerly known as Revlon, Inc.), a corporation of the State of Delaware, having an office at 625 Madison Avenue, New York, New York 10022 (hereinafter designated as "Sublessor"), and POPULAR CLUB PLAN, INC., a corporation of the State of New Jersey, having an office at 22 Lincoln Place, Garfield, New Jersey 07026 ("Sublessee").

                       W I T N E S S E T H:

                             ARTICLE I

             Demise, Premises and Terms of Prime Lease

           Section 1.1 Demise and Premises. Sublessor does hereby demise and lease to Sublessee and Sublessee does hereby take and hire from Sublessor all that certain tract or parcel of land, including the building and improvements erected thereon, consisting of 369,313 gross rentable square feet (hereinafter designated as the "Building") as provided herein, situate, lying and being in the Township of Edison, Middlesex County, New Jersey, commonly known as 1 Truman Drive, Edison, New Jersey and shown on the plot plan designated Exhibit A, annexed hereto and made a part hereof. The lands aforesaid being more particularly described in Exhibit B annexed hereto and made a part hereof, together with the rights and privileges, fixtures and equipment therein and the easements, improvements, tenements, hereditaments and appurtenances now or hereafter belonging or pertaining thereto (all referred to hereinafter as the "Demised Premises" or the "Premises"). The land and improvements demised hereunder exclusive of any expansion are herein referred to as the Initial Demised Premises (the "IDP"). If the Sublessor Funded Expansion #1 Term, Sublessee Funded Expansion #1 Term, and/or Expansion #2 Term, as hereinafter defined, commences, then "Demised Premises" or "Premises" shall thereafter be deemed to refer to the IDP as well as the Expansion #1 Space and/or Expansion #2 Space, as hereinafter defined in Article III. The Sublessee shall have possession of the Premises for the term and at the rents as herein provided, subject to the terms, covenants and conditions herein contained which each of the parties hereto expressly covenants and agrees to keep, perform and observe.

           Section 1.2  The Prime Lease

           (a) Except as otherwise expressly provided herein or in a certain TriParty Agreement among the parties hereto and the Prime Landlord ("Tri-Party Agreement") incorporated herein by reference, all of the terms of that certain Lease Agreement dated as of June 21, 1989 (the "Prime Lease") between SJDH Truman Drive Trust (the "Prime Landlord") and Revlon, Inc. (the "Prime Tenant") as they pertain to the Premises are hereby incorporated into and made a part of this Sublease as if stated at length herein, and Sublessee accepts this Sublease subject to, and hereby agrees to be bound by all of the terms, covenants. conditions and agreements contained in the Prime Lease to be performed by Sublessor thereunder with respect to the Premises. The Sublessor is the Prime Tenant under the Prime Lease. The Sublessor's interest in the Prime Lease was assigned by Sublessor to Revlon Consumer Products Corporation ("RCPC") by instrument of assignment dated June 24, 1992 pursuant to which assignment Sublessor remained primarily and directly liable under the Prime Lease; the name of Revlon, Inc. was changed by a Certificate of Amendment to the Certificate of Incorporation dated June 24, 1992 to Revlon Holdings Inc. By Reassignment and Release Agreement of even date herewith, RCPC has reassigned to Sublessor all of the tenant's right, title and interest and obligations under the Prime Lease and RCPC is released from all obligations and liabilities under the Prime Lease.

           (b) Sublessor has heretofore provided Sublessee with a true and accurate copy of the Prime Lease, a copy of which is attached hereto as Exhibit C, which Prime Lease, as provided to Sublessee, has not since been modified or amended, except as provided in the Tri-

Party Agreement, and there is no other agreement or understanding, other than the Tri-Party Agreement, to which either Sublessor or Prime Landlord is a party varying the provisions of the Prime Lease or otherwise affecting Sublessee's rights or obligations under this Sublease. Sublessor further represents that, as of the date of execution hereof, Sublessor knows of no default and has not given notice to Prime Landlord of any default and has not received any written notice of default under the Prime Lease and the Prime Lease is in full force and effect.

           (c) Sublessee acknowledges that it has read and examined the Prime Lease and is fully familiar with all of the provisions thereof on the Prime Tenant's part to be performed, and, subject to the express provisions of this Sublease, those provisions applying to the Prime Landlord therein shall apply to Sublessor and those applying to Prime Tenant therein shall apply to Sublessee except that the following articles, portions and provisions of the Prime Lease shall not be deemed a part of this
Sublease: the preface and paragraphs 2, 3, 5, 13 and 42. The parties intend and agree that the payment of Basic Rent and Additional Rent shall be absolutely net to the Sublessor and that the Sublessee shall assume responsibility for any charge, cost or expense relative to the Demised Premises during the Term, as the same may be extended or renewed. Sublessee's obligation shall include responsibility for all obligations for which Sublessor may be liable under the Prime Lease except as may be expressly provided in this Sublease.

           (d) The parties hereto agree that subject to the provisions of this Sublease, wherever the words "Demised Premises" or words of similar import appear in the Prime Lease, the same shall be deemed to mean the Premises subject to this Sublease and wherever the words "Landlord" and "Tenant" appear in the Prime Lease, the words shall be deemed to refer to Sublessor and Sublessee respectively, so that, subject to the provisions of this Sublease and the Tri-Party Agreement, Sublessor shall have the rights and powers of Prime Landlord under the Prime Lease, and Sublessee shall have and does hereby agree to be bound by and accepts all the rights, powers, duties and obligations of the Prime Tenant under the Prime Lease provided, however, that notwithstanding the foregoing, Sublessor shall have no obligation to perform or furnish any of the work, services, repairs or maintenance undertaken to be made by Prime Landlord under the Prime Lease, or any other term, covenant or condition required to be performed by Prime Landlord under the Prime Lease. As provided in Article 6 of the Prime Lease, Sublessee expressly assumes the entire responsibility for maintenance and repair of the Demised Premises.

           (e) To the extent applicable to the Premises, Sublessee shall have the benefit of each and every covenant and agreement made by Prime Landlord to Sublessor under the Prime Lease. In the event that Prime Landlord shall fail or refuse to comply with any of the respective provisions of the Prime Lease, Sublessor shall have no liability on account of any such failure or refusal, provided that the Sublessee shall have the right to exercise in the name of the Sublessor all the rights to enforce compliance on the part of Prime Landlord as are available to the Sublessor with respect to the Premises. Sublessor hereby agrees to cooperate with and execute, all instruments and supply information reasonably required by Sublessee in order to enforce such compliance. Sublessee hereby agrees to indemnify and hold Sublessor harmless of and from any and all damages, liabilities, obligations, costs, losses, demands, expenses and injuries, including reasonable attorneys' fees and expenses which may be incurred by Sublessor in or as a result of such cooperation and execution.

           (f) In the event Sublessee shall default in the full performance of any of the terms, covenants and conditions on its part to be performed under this Sublease, then Sublessor shall have, without limitation, all of those rights and remedies as against the Sublessee as are held by the Prime Landlord under the Prime Lease with respect to defaults by the Prime Tenant. Notwithstanding the foregoing, this Sublease is separate from and subordinate to the Prime Lease.

           (g) If Sublessor shall default in the payment of any rent due under the Prime Lease, Prime Landlord is hereby authorized to collect any rents due or accruing under the Sublease directly from the Sublessee and to apply the net amounts so collected to the fixed annual rent and additional rent reserved under the Prime Lease, and Sublessee shall be entitled to apply the net amount so paid to the Prime Landlord to the Basic Rent and/or the Expansion Rent as the case may be and Additional Rent as such term is hereinafter defined which may be due hereunder. The receipt by Prime Landlord of any amounts from Sublessee shall not be deemed or construed as releasing Sublessor from its obligations under the Prime Lease or the acceptance of Sublessee as a direct tenant.

           (h) Sublessee shall not do or suffer or permit anything to be done which would cause the Prime Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved or vested in Prime Landlord. If Sublessee shall default in the performance of any of its obligations under this Sublease or under the Prime Lease as incorporated by reference pursuant to Section 1.2(a), after notice and the opportunity to cure, Sublessor, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Sublessee. If Sublessor makes any expenditures or incurs any obligation for the payment of money in connection therewith, such sums paid or obligations incurred shall be deemed to be Additional Rent hereunder and shall be paid to Sublessor by Sublessee on demand together with interest at the Sublease Interest Rate as such term is defined in Paragraph 12.20(av), from the period that the funds are due until received by Sublessor.

           (i) Sublessor agrees that it shall not through action or inaction cause a termination of the Prime Lease.

                            ARTICLE II

               Term, Commencement, Right of Renewal

           Section 2.1 Term and Commencement for IDP.

           (a) Term. The term of this Sublease for the IDP is ten
(10) years and three (3) months plus the fractional month, if any, referred to herein (the "Initial Term"). The Initial Term shall commence on February 1, 1994 (the "Commencement Date"), and shall terminate at 5:00 p.m. on the 30th day of April, 2004. Notwithstanding the intention that the Commencement Date shall be February 1, 1994, if due to circumstances not foreseen at the time of execution hereof the Commencement Date is not the first day of a calendar month (the period between the Commencement Date and the end of the month in which it falls being herein called "Fractional Month"), this Sublease shall terminate on the last day of the third month after the tenth anniversary of the Commencement Date.

           (b) Modification of the Initial Term Upon Expansion. Following exercise by Sublessee of the Expansion #1 Option, and/or Expansion #2 Option, as such term(s) are hereinafter defined and more particularly set forth in Article III below, (i) in the event Sublessor pays Construction Costs for the Expansion #1 Space, as such term is hereinafter defined, then on the date of the earlier of (a) the issuance of a temporary or permanent certificate of occupancy for the Expansion #1 Space, or (b) one year from the date notice is received by Sublessor that Sublessee has exercised its Expansion #1 Option, such earlier date being defined herein as ("the #1 Measuring Date"), the Initial Term shall thereupon be modified, and shall provide by virtue hereof a ten year combined term from the said #1 Measuring Date for the combined Demised Premises of the IDP and the Expansion #1 Space, which combined term shall expire on the tenth anniversary of the #1 Measuring Date, the said ten year term is hereinafter referred to as the "Sublessor Funded Expansion #1 Term"; (ii) in the event Sublessee elects to pay the Construction Costs for the Expansion #1 Space, the Initial Term shall be modified and shall provide by virtue hereof for a 17-year combined term from said #1 Measuring Date for the combined Demised Premises of the IDP and the Expansion #1 Space subject to a limit of duration upon such tenancy as will not extend beyond April 30, 2019 (the "Sublessee Funded Expansion #1 Term"); (iii) on the date of the earlier of
(a) the issuance of a temporary or permanent certificate of occupancy for the Expansion #2 Space, or (b) one year from the date notice is received by Sublessor that Sublessee has exercised its option to construct Expansion #2, such earlier date being defined herein as (the "#2 Measuring Date"); the Initial Term or the Sublessor Funded Expansion #1 Term or the Sublessee Funded Expansion #1 Term, as the case may be, shall be deemed modified and shall provide by virtue hereof a 15-year combined Term from said #2 Measuring Date for the combined Demised Premises of the IDP, the Expansion #1 Space and the Expansion #2 Space, as the case may be. which combined term shall expire on the

15th anniversary of the #2 Measuring Date subject to a limit as to duration thereof which shall not extend beyond April 30, 2019.
The said term is hereinafter referred to as the "Expansion #2
Term".

           (c) Term After Expansion(s). Upon modification of the Initial Term as provided in subsection (b) immediately above, reference to term shall relate to the combined Demised Premises and shall mean the modified combined term commencing on the #1 Measuring Date or #2 Measuring Date, and thereafter the Demised Premises consisting of the IDP and the Expansion #1 Space and/or the Expansion #2 Space, as the case may be, shall be inseparable, and as combined, shall become the Demised Premises, although the aggregate rental shall then have two components, Basic Rent and Expansion Rent provided that Expansion Rent shall only be paid if the Sublessor funds the Construction Work of Expansion Space #1. In the event Sublessee funds the Construction Work of Expansion Space #1, no Expansion Rent shall be paid by the Sublessee for Expansion #1 Space during the Sublessee Funded Expansion #1 Term. Basic Rent for the IDP shall either be at a fixed rate per square foot or shall be established by determination of Fair Market Rent, hereinafter defined, determined as more particularly provided in Exhibit D and described in Article V hereof and keyed to fixed calendar dates set forth on such Exhibit D regardless of the date of the commencement of the modified terms.

           Section 2.2 Occupancy Prior to Commencement. Subject to all provisions of this Sublease relating to occupancy prior to the Commencement Date, Sublessee shall have the right to occupy and use the IDP prior to the commencement of the Initial Term, but not prior to November 1, 1993 (the "Initial Occupancy Date"), provided that the Demised Premises can then, under applicable law, be legally occupied and used for the uses described in
Article X below.

           Section 2.3 Pro-Rata Rent During Pre-Commencement Occupancy. If Sublessee occupies the Demised Premises, as aforesaid, (i) it shall commence to pay utilities and all other charges payable under the Sublease, except Basic Rent, from and after the Initial Occupancy Date, (ii) all of the other provisions of this Sublease shall become operative with respect to the Premises as if the Commencement Date had occurred. During the pre-Commencement occupancy Sublessee shall at its cost and expense as a condition precedent to such occupancy, obtain and keep in force during such occupancy, insurance coverage in amounts as required in the Prime Lease with respect to the entire Demised Premises.

           Section 2.4 Right of Renewal. Provided that the Sublessee is not in material default of any of the provisions hereof (including any event which with notice or passage of time or both would be a material default) at the time of the exercise of any renewal option or at the commencement of the then applicable renewal term and subject to the terms of the Prime Lease and the Tri-Party Agreement, Sublessor grants to Sublessee rights of renewal as follows:

           At the option of the Sublessee, the Term may be extended for two (2) renewal periods of five years each by written notice to the Sublessor at least three hundred and sixty five (365) days prior to the expiration of the Initial Term or the Sublessor Funded Expansion #1 Term, the Sublessee Funded Expansion #1 Term or Expansion #2 Term, as the case may be, or the first renewal term thereof, as the case may be. Upon valid exercise of any of such right(s) of renewal, the term of this Sublease shall remain in full force and effect except that the rent both Basic Rent and Expansion Rent, shall be directly related to the occurrence of the calendar periods shown on Exhibit D and as stipulated in Article V hereof. Notwithstanding rights granted to the Sublessee pursuant to this Article II relating to the Sublessor Funded Expansion (#1) Term, the Sublessee Funded Expansion #1 Term or the Expansion #2 Term and the Expansion (#1 or #2) Space or any renewal rights granted herein, the Sublessee's right to occupy the Premises shall not extend beyond April 30, 2019. If Sublessee shall have exercised the expansion option(s) and is not otherwise in material default (including any event which with notice or passage of time or both would be a material default) after notice and failure to cure as contemplated in Section 11.1 below, of its obligations under this Sublease, then any option to renew the Initial Term as set forth herein shall be deemed to commence upon the expiration of the applicable expansion term. However, regardless of the exercise of any Expansion #1 Option or Expansion #2 Option, the Term and right of possession of the Sublessee hereunder shall expire (if not sooner terminated pursuant hereto) not later than April 30, 2019.

           Section 2.5 Certain Provisions Applicable to All Extensions of the Sublease. It is agreed by the parties hereto that in the event the Sublessee shall become entitled to extend the Term pursuant to the provisions hereof, such that the Term of this Sublease would extend beyond the then pending term of the Prime Lease, then and in such event, the Sublessor shall promptly request the Prime Landlord to enter into an extension of the term of the Prime Lease with the Sublessor. Pursuant to the provisions of the Tri-Party Agreement among Sublessor, Sublessee and the Prime Landlord, Prime Landlord shall have the option to either extend the term of the Prime Lease to be co-terminous with the Term of the Sublease, as extended in any instance, or to permit Sublessee to remain in possession of the Demised Premises after the expiration of the term of the Prime Lease pursuant to Section 3 of the Tri-Party Agreement. If the Prime Landlord elects not to extend the term of the Prime Lease, Sublessor shall, upon expiration of the Prime Lease, be thereupon released by Sublessee from all obligations and liability under the Sublease (other than with respect to any breach or non-performance occurring by the Sublessor prior to the expiration or termination of the Term of the Sublease).

                            ARTICLE III

                  Expansion Options of Sublessee

           Section 3.1  Expansion #1 Option.

           (a) Subject to all provisions hereof, and provided the Sublessee is not in material default, including any event which with notice or passage of time or both would be a material default, the Sublessee is granted an option ("Expansion #1 Option") to be exercised as hereafter provided, to expand the Premises by approximately fifty-eight thousand (58,000) gross rentable square feet of building area as more particularly described in subparagraph (b) below. Sublessee's right to exercise the Expansion #1 Option will then be subject to the obligation of Sublessee to demonstrate to Sublessor's reasonable satisfaction, acting in good faith, that there shall not have occurred any material adverse change to the Sublessee's financial condition or to the financial condition of the Guarantor of this Sublease, J. Crew Group Inc., a New York corporation ("Guarantor"), between the date of the execution of this Sublease and Guaranty and the date upon which Sublessee exercises the Expansion Option #1 aforesaid. The said Building addition is hereafter referred to as (the "Expansion #1 Space").

           At the time that Sublessee notifies Sublessor that Sublessee is exercising its Expansion #1 Option, Sublessee shall elect either to require the Expansion #1 Construction Costs to be funded by the Sublessor or by the Sublessee. The right of the Sublessee to require Sublessor to fund the Construction Costs shall expire if notice of Sublessee's election as to funding of Construction Costs by the Sublessor shall not have been received by the Sublessor on or before January 1, 1996, time being of the essence. Sublessor's obligation to fund the Expansion #1 Construction Costs is limited to Two Million ($2,000,000.00) Dollars and any Construction Costs in excess of Two Million ($2,000,000.00) Dollars shall be paid solely by Sublessee. If Sublessee fails to notify Sublessor on or before January 1, 1996 of Sublessee's exercise of its Expansion #1 Option and election to require Sublessor to fund the Construction Costs for the Expansion #1 Space, then Sublessor shall thereupon and thereby be released from any obligation to fund the said Expansion; nevertheless, Sublessee may exercise its Expansion #1 Option after January 1, 1996 provided, however, that Sublessee is not then in material default (including any event which with notice or passage of time or both would be a material default) and that Sublessee shall be responsible to fund the entire Expansion #1 Construction Costs. Regardless of whether Sublessee requires Sublessor to fund the Expansion #1 Construction Costs, Sublessor shall have the right to engage a certifying architect to inspect the construction of the Expansion and to monitor the Construction Work in order to certify the completion of Construction Work during the course thereof in accordance with the plans and specifications. The said certifying architect shall hereafter be referred to as "Sublessor's Architect." The costs, fees and expenses of the Sublessor's Architect shall be included in the Expansion #1 Construction Costs. The Sublessor's Architect shall be licensed and qualified in the State of New Jersey, said Sublessor's Architect shall have access to the Demised Premises as he deems necessary to inspect the Construction Work for the purpose of certifying completion of the Construction Work and compliance with the plans and specifications for the Expansion. Sublessee shall provide at its own cost to the Sublessor's Architect a complete set of plans and specifications for the Construction Work together with any addenda or change orders with respect thereto as they are issued.

           (b) Preliminary and Final Plans. The parties hereto have approved for purposes of identification general plans locating and generally describing the Expansion #1 Space identified as Expansion A on the Concept Sketch dated August 23, 1993 and attached hereto as Exhibit E along with certain construction criteria as outlined in Exhibit F and taken together with Exhibit E hereinafter called "Preliminary Expansion #1 Plans". In conjunction with Sublessee's exercise of the Expansion #1 Option, Sublessee shall, either prior to or subsequent to the formal exercise of the option, cause an architect, which architect shall be selected by Sublessee, subject to the approval of Sublessor which approval shall not be unreasonably withheld (hereinafter designated as "Architect"), to prepare final plans and specifications (herein designated as "Final Plans") which shall be consistent with and shall substantially develop and carry out the concept of the Preliminary Plans for the Construction Work and which Final Plans shall comply with the then existing requirements of the Edison Township Zoning Ordinance without the need to obtain any variances or exceptions. The Final Plans shall be subject to the Sublessor's approval, which approval shall be forthcoming and shall not be unreasonably withheld or delayed or conditioned, if they are consistent with and substantially develop the Preliminary Expansion #1 Plans and otherwise comply with all applicable zoning and building ordinances, statutes and regulations. If not approved within thirty (30) days after the receipt by Sublessor, Sublessor shall notify Sublessee of the specific reasons for disapproval and Sublessee shall be allowed a 30-day period for response to Sublessor's disapproval objections and upon receipt of such response, Sublessor- shall have an additional 30 days to review the response.

           Section 3.2  Expansion #2 Option.

           Subject to all provisions hereof, including but not limited to Sublessor's consent which shall not be unreasonably withheld, delayed or conditioned, if the Sublessee provides to the Sublessor the covenants, representations and assurances described below, and provided further that the Sublessee is not in material default, including any event which with notice or passage of time or both would be a material default, Sublessee is hereby granted the option ("Expansion #2 Option") to construct an addition to the Building not to exceed two hundred thousand (200,000) gross rentable square feet of building area that will be designed to be consistent and compatible with the Building and with the zoning classification then applicable, said addition to be erected at Sublessee's own cost and expense for all items of Construction Costs within the scope of Construction Work for such addition ("Expansion #2 Space"). The notice of Sublessee's exercise of the Expansion #2 Option shall be delivered to the Sublessor with covenants, representations and assurances for the consideration of the Sublessor in the exercise of its reasonable and good faith judgment as to whether or not to give its consent for the construction of the Expansion #2 Space. The covenants, representations and assurances to be relied upon by Sublessor shall consist of: (i) general plans prepared by a New Jersey licensed architect, reasonably satisfactory to Sublessor, locating and describing the addition desired and the general specifications thereof which are consistent with the general plan of Expansion #2 Space identified as B and C on Exhibit E and the construction criteria outlined in Exhibit F; (ii) a satisfactory commitment from a surety reasonably acceptable to the Sublessor confirming its agreement to issue its indemnity, performance and completion bond to the Sublessor which will assure proper completion of the project in a good and workmanlike manner and payment for all work, labor and materials furnished to the project; (iii) satisfactory reasonable evidence of Sublessee's financial capacity to complete the project and that there has not occurred any material adverse change in the financial condition of the Sublessee or the Guarantor since the date of the execution of this Sublease and the Guaranty; (iv) agreement by the Sublessee to pay to Sublessor such Construction Costs in the nature of application fees or fees for permits and costs and expenses of approvals as may be incurred by the Sublessor in conjunction with Sublessee's performance of Construction Work;
(v) the proposed improvements to comprise Expansion #2 Space shall be in full compliance with all statutes, ordinances and regulations governing land use and construction without the necessity for any variances or exceptions. Sublessee agrees that in conjunction with the planning and construction of Expansion #2 Space, any existing parking spaces which are removed shall be replaced on-site at a ratio of two (2) new spaces for every three
(3) spaces removed in locations as shown on Exhibit E. If (a) within the period May 1, 2004 to April 30, 2010 the applicable zoning and land use statutes and/or ordinances are amended after the date hereof in a manner which does not permit the construction or use of the Expansion #2 Space for light industrial use, as at present, as a permitted use ("Zoning Change"), and (b) Sublessee in good faith desires to construct the Expansion #2 Space but is unable to commence construction because of the Zoning Change, then Sublessee shall notify Sublessor of its inability to commence construction due to the Zoning Change. Sublessee shall then proceed promptly at its own cost, diligently and in good faith to seek a use variance under applicable law to permit the expansion. Sublessor agrees to cooperate with Sublessee, provided Sublessee shall pay reasonable expenses incurred by Sublessor in providing such cooperation. If the variance sought by Sublessee is not obtained within six (6) months of the filing of the variance application, then the Sublessee shall have the right to terminate this Sublease by written notice of such termination to Sublessor, which termination shall be effective as of eighteen (18) months after Sublessor's receipt of Sublessee's notice of its inability to commence said construction due to the Zoning Change. The parties expressly acknowledge their mutual intention and agreement that Sublessor shall have no obligation or responsibility whatsoever with respect to costs or charges for Expansion #2 excepting such costs and expenses as Sublessor may incur in its review of Sublessee's covenants, representations and assurances. Upon exercise of the Expansion #2 Option and upon Sublessee's compliance with the conditions for the implementation thereof as provided in this Sublease, Sublessee shall have the right at its own cost, to perform Construction Work to erect an addition to the Building for use in Sublessee's business which addition shall become incorporated in and a part of the Demised Premises.

           Section 3.3 Sublessor Cooperation. Sublessor agrees to cooperate with Sublessee in connection with Sublessee's exercise of Expansion #1 and #2 Options and to promptly review preliminary plans and sign permit applications of approved plans, if required, at the request of Sublessee in order to facilitate exercise of Expansion #1 and Expansion #2 Options. Sublessee shall pay all Sublessor's costs and expenses incurred in connection with such cooperation.

           Section 3.4 When Construction Funded and Performed By
Sublessee.

           (a) This Lease provides in Article III, Sections 3.1 and 3.2 for the Sublessee to perform the Construction Work in conjunction with the implementation of the Expansion #1 Option and/or the Expansion #2 Option at Sublessee's own cost and expense.

           (b) Upon the exercise of (i) the Expansion #1 Option where Sublessee does not require Sublessor to fund the Expansion #1 Construction Costs, and after Sublessor's consent to the implementation of Expansion #1 as provided herein; or (ii) upon the exercise of the Expansion #2 Option and after Sublessor's consent to the implementation of Expansion #2 as provided herein, Sublessee shall thereby assume the obligation to pay all Construction Costs for the Construction Work and to engage a Qualified Contractor, defined in Section 12.20(as), as a general contractor for the Construction Work. Sublessor shall have the right to engage Sublessor's Architect.

           (c) As a condition precedent to commencement of the Construction Work by Sublessee, upon implementation of either expansion option, Sublessee shall post an indemnity, performance and completion bond issued by a surety acceptable to Sublessor with Sublessor as joint obligee to guarantee the completion of and payment for the Construction Work in an amount at least equal to the Sublessee's Construction Costs as estimated by Sublessor's Architect.

           Section 3.5 Funding of Construction Costs by Sublessor -Procedure. Upon the Sublessee's exercise of the Expansion #1 Option with an election to require Sublessor to fund Construction Costs as more particularly provided in this Article III, Section
3.1 above, to a limit of Two Million ($2,000,000.00) Dollars ("Funding Limit"), the respective rights and obligations of the parties and the procedure for such funding shall be as follows:

           (a) Sublessor shall not be obligated to make the first
(1st) disbursement of the funding provided herein until Sublessor shall have received, in each case, in form, manner and substance reasonably satisfactory to Sublessor and its counsel:

           (i) evidence that the past and current taxes and assessments which are paid or payable by the Sublessor in accordance with the Sublease applicable to the Premises to be paid by Sublessee have been paid in full;

           (ii) a detailed budget of the overall cost of the Expansion, including construction cost of the Expansion, building equipment, on-site improvements, the cost of fixtures and equipment, "soft" costs directly attributable to the Expansion, including financing costs, engineering, architectural and legal expenses;

           (iii) a proposed construction progress and draw schedule and schedule of payments to tradesmen prepared by the General Contractor and subject to work orders;

           (iv) a leasehold title insurance policy or binder expressly issued to cover the prospect of $2,000,000 in funding to be advanced by the Sublessor issued by a company reasonably satisfactory to the Sublessor, insuring or committing to insure the fee simple interest of the Prime Landlord and the leasehold interest of the Sublessor in the Expansion, free and clear of all defects and encumbrances except as described in Section 4.1 (iii), which policy or binder shall include a UCC search, shall set forth a revised description of the Demised Premises, shall have attached thereto clear copies of all instruments which will appear as exceptions in the policy, shall provide full coverage against all mechanics' and materialmen's liens, shall have read into it the survey of the Demised Premises, and shall contain such reasonable endorsements as may be reasonably requested by the Sublessor;

           (v) Foundations and Completion surveys of the Demised Premises prepared and certified by a professional land surveyor of the State of New Jersey, certified to Sublessor and the title company, on which survey there shall be indicated all buildings, structures and improvements located on or over the Demised Premises, all roadways, paths, and driveways running across the Demised Premises, and all easements affecting or appurtenant to the Demised Premises with deed book and page references;

           (vi) a certification from the Sublessor Architect that upon completion of the Expansion in accordance with the Plans and Specifications, the same will comply with all applicable zoning, environmental protection, land use, and building laws, ordinances and regulations, and that the Plans and Specifications, in his opinion, provide a functional layout and a completed Expansion which, in the Sublessor's Architect's opinion, at the time of such certification, can be constructed within the amount of the construction budget;

           (vii) agreements of the Qualified Contractor and Architect that they will perform their respective contracts for the account of the Sublessor in the event of a default by Sublessee hereunder or thereunder and permitting the Sublessor to use the Plans and Specifications without any cost or expense;

           (viii) the policies (or certificates relating thereto) of insurance required by this Sublease, accompanied by evidence of the payment of the premiums therefor;

           (ix) all applicable authorizations, consents, licenses, approvals, and permits of governmental authorities for the construction of the Expansion;

           (x) if requested by the Sublessor within a reasonable time prior to the first disbursement, a soils and geological report issued by a professional engineer satisfactory to the Sublessor, certifying as to the adequacy of the subsoils and the foundations of the Expansion as designed;

           (xi) all required payment and performance bonds naming the Sublessor as a joint obligee;

           (xii) such other documents, agreements,
           certifications, affidavits, reports, and other instruments as shall be required by this Sublease.

           (b) Sublessor's obligation to make any disbursement after the first disbursement shall be subject to the continuing satisfaction of the conditions referred to in the immediately preceding subsection 3.5(a) and its subparagraphs, as well as satisfaction of the following conditions, all in form, manner and substance reasonably satisfactory to Sublessor and its counsel:

           (i) there shall be no Default under this Sublease, provided, however, Sublessor may in its sole discretion make disbursements notwithstanding the existence of such a Default, and any disbursement so made shall be deemed to have been made pursuant to this Sublease;

           (ii) all materials, equipment and fixtures incorporated in the construction of the Expansion shall have been purchased or will thereafter be purchased so that the absolute ownership thereof shall have vested or will vest in Sublessee immediately upon payment of advances disbursed by the Sublessor or upon Sublessor's receipt of a waiver of lien for the amount disbursed upon delivery of said materials, equipment and fixtures to the Premises, and Sublessee shall have produced and furnished, if required by the Sublessor, the contracts, bills of sale or other agreements under which title thereto has vested;

           (iii) the Sublessor shall be furnished with affidavits from the Sublessee and the Qualified Contractor that, except as otherwise indicated, all money previously disbursed has been applied to the satisfaction of Construction Costs for the Expansion, and that there are presently no amounts owing to subcontractors, materialmen or laborers, other than the holdbacks or retainages provided for under existing contractual arrangements between the various parties;

           (iv) Sublessor shall have been furnished with a certificate of in place value certified by Sublessor's Architect and the Qualified Contractor drawn in accordance with the budget furnished, and indicating the amount of work completed by trade and the percentage thereof, and also indicating that, to the date of the certification, the Expansion has been completed in accordance with the plans and specifications;

           (v) Sublessor shall have been furnished with copies of all reports of any architects, engineers, managers or any other person or entity consulted by Sublessee in connection with the Expansion;

           (vi) Sublessor shall have been furnished with a written estimate by Sublessee of the cost of completing the construction of the Expansion;

           (vii) Sublessor shall have been furnished with a notice of title continuation or an endorsement to the title insurance policy, indicating that since the last preceding disbursement, there has been no change in the state of title;

           (viii) Sublessor shall have been furnished with an application for disbursement accompanied by a certificate signed by the Sublessee certifying that the work for which payment is sought has been completed and has been fully paid for or will be fully paid for with the proceeds of the disbursement. Each application for a disbursement shall constitute an affirmation by Sublessee that all of the representations and warranties set forth in this Sublease remain true and correct as of the date thereof and, unless the Sublessor is notified to the contrary prior to the disbursement of the requested disbursement, will be true and correct on the date thereof.

           (c) Applications for disbursements shall be made by Sublessee to the Sublessor on or about the first day of each month, after commencement of construction of the Expansion, for work done and materials and labor supplied during the preceding month or a part thereof with disbursements to be made by Sublessor on or about the twentieth day of each month, except that the Sublessor may, at its option, upon request therefor by the Sublessee, make advances at more frequent intervals. All applications for disbursements shall be made in accordance with the American Institute of Architects Form G #702 and #703, or in such other form acceptable to Sublessor. Each such application shall certify in detail acceptable to Sublessor the expenditures made or expenses incurred by or for Sublessee as to which the disbursement is requested, and shall be accompanied with such supporting data, vouchers, invoices and requisitions as Sublessor may reasonably require. With each application for disbursement, the Sublessee shall certify that the amount requested represents sums actually spent or indebtedness actually incurred. The proceeds of each disbursement shall be used by Sublessee solely to pay or as reimbursement for the obligations for which the disbursement is sought.

            (d) Disbursements during construction shall be limited to ninety percent (90%) of the value of work in place and acceptably completed, all as determined by Sublessor's Architect. At no time shall the aggregate disbursements by the Sublessor pursuant hereto exceed the Funding Limit. If the Sublessor shall, at any time, determine that the Funding Limit proceeds remaining to be disbursed are insufficient to pay the cost of completing the Expansion, Sublessor and Sublessor's architect shall have the right to require Sublessee to furnish sufficient additional funds from some other source to cover the resulting deficit before advancing any additional disbursements. Limitations on the amounts advanced shall, in the discretion of the Sublessor, be made to conform with any restrictions or requirements of the Bank of New York, first mortgagee. The Sublessor shall have no obligation to make disbursement for the cost of materials not in place, whether stored on- or off-site.

           (e) All disbursements shall be subject to prior inspection and approval of the construction by Sublessor, which approval shall not be unreasonably withheld, conditioned or delayed. All such inspections and approvals shall be solely for Sublessor's benefit and no person or party shall be entitled to rely thereon or to draw any inference or conclusion therefrom. Sublessee acknowledges that:

                 (i) Sublessor shall have the right to designate a substitute Sublessor Architect to inspect the Expansion, upon notice to Sublessee; and

                (ii) the duties of the Sublessor's Architect run solely to Sublessor and that the Sublessor's representative shall have no obligations or responsibilities to Sublessee or any of Sublessee's agents, employees or contractors.

           (f) The Sublessor shall not be required to make any disbursement hereunder if at the time of the requested disbursement:

           (i) a Default, including any event which with notice or passage of time or both would be a Default exists hereunder; or

           (ii) the amount of the requested advance is inconsistent in any material respect with the budget and the breakdown by trades provided to Sublessor by Sublessee except when Construction Work is ahead of plans and schedule; or

           (iii) the Sublessor shall have determined in its reasonable judgment that the Expansion cannot or will not be constructed in accordance with the Plans and Specifications; or

           (iv) the Building and/or the Expansion has been materially damaged or destroyed by fire or any other casualty; or

           (v) any insolvency or bankruptcy proceedings shall be instituted with respect to the Qualified Contractor, Sublessee or Guarantor; or

           (vi) any legal action is pending which may have a material adverse affect upon the ability of Sublessee, the Guarantor, the Qualified Contractor, or the Sublessor's Architect to complete their respective undertakings in connection with (i) the Expansion (ii) the Demised Premises, or (iii) the transactions contemplated by or in this Sublease; or

           (vii) the Sublessor shall have determined, in its reasonable judgment, there has been a material deviation from the Plans and Specifications or that there are material defects in workmanship or materials.

           (g) Sublessee shall commence construction of the Expansion not later than four (4) months after the date Sublessor receives notice from Sublessee that Sublessee is exercising the Expansion #1 Option. Sublessee shall complete the Construction Work and the fitting out and equipping of the Expansion Space with due diligence on or before one (1) year from the date Sublessor receives notice that Sublessee is exercising the Expansion #1 Option, Construction Work shall be performed in a good and workmanlike manner, in strict accordance with the Plans and Specifications and this Sublease. A master set of Plans and Specifications, together with all amendments thereto, shall be deposited and held by the Sublessor, and when so filed shall govern on all matters that may arise with respect thereto. If construction of the expansion is not commenced within the four month period aforesaid, Sublessor shall be thereupon automatically released from any obligation to fund the Construction Costs for Expansion #1.

           (h) The Expansion shall be constructed and equipped strictly in accordance with all applicable ordinances and statutes and in accordance and compliance with the requirements of all governmental authorities having jurisdiction and in conformity with the requirements of the Board of Fire Underwriters or similar body. The Expansion shall be constructed entirely on the Demised Premises and shall not encroach upon or overhang any easement or right of way nor upon the land of others, and the buildings when erected shall be wholly within the building restriction lines, however established, and shall not violate applicable use or other restrictions contained in prior conveyances, zoning ordinances or regulations; and Sublessee will furnish, from time to time, satisfactory evidence with respect thereto, together with a survey certified by a licensed surveyor of the State of New Jersey showing the Expansion to be entirely on the Demised Premises and free from such violations as aforesaid.

           (i) Sublessee shall, upon demand of the Sublessor, correct any structural defect in the Expansion or any departure from the Plans and Specifications not approved by the Sublessor but that was required to have been approved by the Sublessor, and the disbursement of any advances shall not constitute a waiver of the right of the Sublessor to require compliance with this covenant with respect to any defects or departures from the Plans and Specifications not theretofore discovered by or called to the attention of the Sublessor.

           (j) Sublessee shall notify Sublessor of any cessation, stoppage or delay in the construction of the Expansion. Except for delays and cessations caused by factors that are beyond the control of Sublessee, the Sublessee shall not permit cessation of the work of construction for a period in excess of ten (10) days without the prior written consent of Sublessor. Sublessee shall not permit construction to fall behind schedule to the extent that the Expansion cannot reasonably be expected to be completed on or within one (1) year from the date Sublessor receives notice from Sublessee that Sublessee is exercising the Expansion #1 Option. Sublessee shall promptly notify Sublessor of any event which it has reasonable basis to believe may cause construction to be delayed or to fall behind schedule and any cost overrun which will or may cause the total cost of construction to exceed the amount set forth in the budget.

           (k) Sublessee shall promptly advise Sublessor in writing of (i) all litigation, regardless of amount, affecting any part of the Premises and of all material litigation affecting Sublessee, and (ii) all complaints and charges made by any governmental authority affecting the Premises or affecting Sublessee or its business which may delay or require changes in the construction of the Expansion or impair the fee simple title of the Prime Landlord or the leasehold interest of the Sublessor.

           (l) Aside from any brokerage commissions due or to become due based upon the Expansion Rent, there is no brokerage or other fee, commission or compensation which is to be paid by the Sublessor, and Sublessee agrees to indemnify Sublessor against any claims for brokerage fees or commissions and to pay all expenses incurred by the Sublessor (including reasonable attorneys' fees) in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

           (m) Sublessee will pay all expenses as set forth herein incurred with respect to any and all transactions contemplated herein and the preparation of any document reasonably required hereunder and the prosecution or defense of any action or proceeding or other litigation affecting Sublessor or the Demised Premises related to or arising out of the Construction Work, including (without limiting the generality of the foregoing) all title insurance company premiums and charges, taxes, insurance premiums, brokerage commissions, finders' fees, placement fees, court costs, surveyors', photographers', appraisers', architects', and engineers' fees, accountants' fees, and attorneys' fees, and will reimburse to the Sublessor all expenses paid to third parties of the nature described in this paragraph which have been or may be incurred by the Sublessor with respect to the Construction Work contemplated herein. The Sublessor may, upon notice, pay or deduct from the disbursements by Sublessor any of such expenses and any such funding so applied shall be deemed to be disbursements under this Sublease.

           (n) Sublessee agrees that it will receive all disbursements hereunder as a trust fund to be applied solely for the purpose of paying for the costs of the Expansion.

           (o) Sublessee shall provide and maintain, or cause to be provided and maintained, at all times insurance in such forms and covering such risks and hazards and in such amounts and with companies as are reasonably satisfactory to the Sublessor. While the Expansion is under construction, said insurance shall include, but not be limited to, workers' compensation insurance, public liability insurance, and hazard insurance policies including fire insurance with extended coverage on the standard Builders Risk Completed Value form (non-reporting frill coverage) with "all risk" insurance including collapse. Losses payable thereunder shall be payable in accordance with the provisions contained in such policies shall contain endorsement providing to owner the protections of a standard mortgagee clause endorsement. All such policies shall provide for at least thirty (30) days' notice of cancellation or amendment to the Sublessor.

           (p) The Sublessor shall, at all times until the Sublessor's Architect has certified completion of the Expansion in accordance with the plans and specifications, have the right of entry and free access to the Demised Premises and the right to inspect all work done, labor performed and materials furnished in or about the Expansion and to inspect subcontracts and all books and records of the Sublessee regarding the construction of the Expansion.

           (q) Sublessee shall protect and preserve the Demised Premises, and all equipment and materials stored thereon or incorporated into the Expansion, from loss, theft, vandalism, removal, destruction and damage, will maintain the same in good order and repair, and will not do or suffer to be done any act whereby the value of any part of the Demised Premises will or may be reduced or impaired.

           (r) Sublessee agrees that no changes, modifications of or amendments to the Plans and Specifications shall be made without first obtaining the written approval of the Sublessor and all governmental authorities with jurisdiction.

           (s) Sublessee shall not create, assume, or suffer to exist any mortgage, pledge, encumbrance, lien or security interest, whether superior or subordinate to the Prime Landlord's fee simple interest and the Sublessor's leasehold interest in the Demised Premises or any part thereof.

           (t) No acceptance or approval (if any) of the Plans and Specifications or any changes thereto by the Sublessor or Sublessor's Architect nor any acknowledgment by the Sublessor or Sublessor's Architect that the Expansion has been constructed in accordance with the Plans and Specifications shall in any way be deemed an express or implied warranty or representation or approval by Sublessor or Sublessor's Architect that such improvements: (a) are or will be structurally sound, (b) are in good or workmanlike condition, repair or state of maintenance,
(c) have any particular use or purpose, or (d) have any particular value.

           (u) The rights and remedies herein expressed to be vested in or conferred upon the Sublessor shall be cumulative and shall be in addition to and not in substitution for or in derogation of the rights and remedies conferred by any applicable law or elsewhere in this Sublease.

           (v) Nothing herein contained shall impose upon the Sublessor any obligation to enforce any terms, covenants or conditions contained herein. Failure of the Sublessor, in any one or more instances, to insist upon strict performance by the Sublessee of any terms, covenants or conditions of this Sublease shall not be deemed to be a waiver or relinquishment of any such terms, covenants and conditions.

           (w) All conditions of the obligation of the Sublessor to make advances hereunder are imposed solely and exclusively for the benefit of the Sublessor and its assigns and no other person or persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Sublessor will refuse to make advances in the absence of strict compliance with any or all thereof and no other person or persons shall, under any circumstances, be deemed to be a beneficiary or beneficiaries of such conditions, any and all of which may be waived in whole or in part by the Sublessor if in its sole discretion it deems advisable to do so.

           Section 3.6 Covenants of General Application for Expansions

           If Sublessee timely and properly exercises its option for the Expansion #1 Space without requiring funding by Sublessor of the Construction Costs for the Expansion #1 space or, in any event, if Sublessee timely and properly exercises its option for the Expansion #2 Space, the Sublessee shall, nevertheless, in the performance of Construction Work for Expansion #1 Space or Expansion #2 Space, comply with the procedures and requirements of Article III, Section 3.5, specifically, the following sections which are acknowledged by the parties to be of general application to the Expansion(s) whether or not the Construction Costs are funded by the Sublessor or Sublessee: Article II,
Section 3.5(a)v, vi, ix, x; (h); (i); (j); (k); (1); (m); (o);
(p); (q); (r); (s); (t); (u).

                            ARTICLE IV

                             Covenants

           Section 4.1 Covenants Regarding Condition of Demised
Premises and Other Matters. The parties agree that:

           (i) Sublessee accepts the Demised Premises in their "as is" and "where is" condition and assumes tenant's responsibility for all maintenance and repair thereof as is more particularly provided in the Prime Lease in
           Article 6 thereof.

           (ii) Sublessor represents:

                (a) The intended use of the Demised Premises as set forth in Article X below is a permitted use under the zoning classification and laws and ordinances applicable to the Demised Premises.

                (b) All utilities serving the Demised Premises will have been installed and paid for.

                (c) The Premises are in compliance with all applicable laws with regard to buildings or improvements of the same type and character.

                (d) Sublessor has paid all real estate taxes required to be paid to date with respect to the Demised Premises.

           (iii) The Sublessee's interest in the Demised Premises is subordinate to and only subordinate to the following liens:

                (a) the effect of any restrictions and easements recorded in the public records of Middlesex
                County;

                (b)  the Prime Lease;

                (c) the Mortgage held by The Bank of New York, recorded in Mortgage Book 3841 at Page 451 in the Middlesex County Clerk's Office;

                (d)  Collateral Assignment of Lease recorded in
                Mortgage Book 3841, Page 501; and

                (e)  Rent Security Agreement of even date herewith.

                             ARTICLE V

                         Rent and Payment

           Section 5.1 Basic Rent During the Period February 1, 1994 to January 31, 1999. Sublessor reserves and Sublessee covenants to pay to Sublessor as and for rental of the IDP, aside from Expansion Rent, during the Initial Term or any expansion term, as the case may be, without demand or notice, and without any setoff or deduction, a net basic rental herein called Basic Rent in addition to Expansion Rent, if any, in the amount of Nine Hundred Sixty Thousand Two Hundred Thirteen and 80/100 ($960,213.80) DOLLARS per annum, in sixty (60) equal monthly installments of Eighty Thousand and Seventeen and 82/100 ($80,017.82) DOLLARS each, in advance, on the first day of each and every month beginning on February 1, 1994, subject to the Basic Rent Concession set forth in Section 5.3 and monthly thereafter through January 31 1999. The Basic Rent for the Fractional Month, if any, shall be prorated and due and payable by Sublessee on the Commencement Date.

           Section 5.2 Basic Rent For The IDP During the Period February 1, 1999 to April 30, 2004. Sublessor reserves and Sublessee covenants to pay to Sublessor as and for Basic Rent for the IDP during the period February 1, 1999 through April 30, 2004, aside from Expansion Rent during the Initial Term or any expansion term, as the case may be, without demand or notice, and without any setoff or deduction in the amount of One Million, One Hundred Forty-Four Thousand Eight Hundred Seventy and 30/100 ($1,144,870.30) DOLLARS per annum, in 63 (sixty-three) equal monthly installments of Ninety-Five Thousand Four Hundred and Five and 86/100 ($95,405.86) DOLLARS each, in advance, on the first day of each and every month beginning on February 1, 1999 and monthly thereafter through April 30, 2004.

           Section 5.3 Basic Rent Concession. Notwithstanding the foregoing and provided that Sublessee is not then in breach or default under any of the provisions of this Sublease, Sublessor grants to Sublessee a rent concession applicable solely to the IDP in Basic Rent equal to Two Hundred Forty Thousand and Fifty Three and 46/100 ($240,053.46) DOLLARS for the three (3) month period beginning on February 1,1994 and ending April 30, 1994. Sublessee shall thereafter pay the Basic Rent set forth in
Section 5.1 hereof and any and all other charges due hereunder. In the event Sublessee is in breach or default under any of the terms, covenants and conditions in this Sublease at any time during this Sublease, the rent concession shall be deemed to be void ab initio and Sublessee shall be responsible to pay all of the Basic Rent reserved hereunder. Nothing herein shall affect Sublessee's liability for the payment of any Additional Rent payable under this Sublease for the period of the rent concession.

           Section 5.4 Payment of Rent. The Basic Rent, Expansion Rent and the Additional Rent as such term is defined in Section
5.5 payable to the Sublessor under this Sublease shall be paid at the above address of Sublessor or at such other address as may be specified by Sublessor from time to time by notice given to Sublessee.

           Section 5.5 Additional Rent. All charges and costs which Sublessee is required to pay pursuant to this Sublease, including but not limited to Real Estate Taxes and Expansion Rent, shall be deemed to be "Additional Rent" and in the event of non-payment by Sublessee, the Sublessor shall have all the rights and remedies with respect thereto as Sublessor has for the non-payment of the Basic Rent.

           Section 5.6  Basic Rent For the Balance of the Term.

           (a) The Basic Rent for the IDP during the period May 1, 2004 to April 30, 2009 shall be equal to the Fair Market Rental as herein defined for the Premises based on the Middlesex County market area as of May 1, 2004, but in any event not greater than $1,569,580.20 per annum based upon a rental of $4.25 per square foot and shall not be less than $1,144,870.30 per annum based upon a rental of $3.10 per square foot. "Fair Market Rental" shall be determined as follows: In the event Sublessee has extended the Term pursuant to this Sublease, the Sublessor shall on or about January 1, 2004 deliver to Sublessee a notice in writing stating the Fair Market Rental for the Demised Premises during the period May 1, 2004 through April 30, 2009. In the event that the Sublessee shall object to the Fair Market Rental quoted by Sublessor, the Fair Market Rental shall be negotiated between Sublessor and Sublessee. If the parties are unable to come to agreement on the issue of Fair Market Rental within thirty (30) days after the Sublessor's notice to Sublessee of the then Fair Market Rental, the parties agree jointly appoint as arbitrator, a member of the American Institute of Real Estate Appraisers who has no less than ten (10) years experience leasing and/or appraising industrial and warehouse space in the Middlesex County area rental market to determine Fair Market Rental. The appointment of the arbitrator and determination of Fair Market Rental shall be made within forty-five (45) days after Sublessor's notice. The cost of the arbitrator shall be shared equally by Sublessor and Sublessee. In the event the parties cannot agree on the appointment of such arbitrator, they shall request the President of the State Chapter of the American Institute of Real Estate Appraisers to designate a member of the Appraisal Institute (M.A.I.) who has been so designated for not less than ten (10) years with the substantial experience in industrial real estate in Middlesex County, New Jersey, as the arbitrator. If the question of Fair Market Rental shall have been submitted to arbitration according to the provisions of this
Section 5.6 paragraph (a), then the arbitrator's determinations as to procedure and Fair Market Rental shall be final, binding and conclusive upon the parties. The question of Fair Market Rental shall be the sole substantive issue over which the designated arbitrator shall have jurisdiction. The cost of the arbitration shall be shared equally by Sublessor and Sublessee. The parties agree that the decision of the arbitrator shall be subject to entry as a final judgment upon application of either party in the Superior Court of New Jersey. The parties jointly confer jurisdiction on such court for such purpose.

           (b) The Basic Rent for the period May 1, 2009 through April 30, 2014 for the IDP shall be equal to the Fair Market Rental for the Premises based on the Middlesex County market area as of May 1, 2009, but in no event less than the Basic Rent for the period of May 1, 2004 through April 30, 2009. Fair Market Rental for the period May 1, 2009 through April 30, 2014 shall be determined in the same manner as described in subparagraph (a) above. However, Sublessor shall provide written notice of Fair Market Rental on or about January 1, 2009.

           (c) The Basic Rent for the period May 1, 2014 to April 30, 2019 for the IDP shall be equal to the Fair Market Rental for the Premises based on the Middlesex County market area as of May 1, 2014 but in no event less the Basic Rent for the period May 1, 2009 to April 30, 2014. Fair Market Rental for the period May 1, 2014 through April 30, 2019 shall be determined in the same manner as described in subparagraph (a) above. However, Sublessor shall provide written notice of Fair Market Rental on or about January 1, 2014.

           Section 5.7 Rent for Expansion #1 Space. In addition to the payment of Basic Rent for the IDP, if Sublessee in the exercise of the Expansion #1 Option requires Sublessor to fund the Expansion #1 Construction Costs, Sublessee shall pay to Sublessor, as rent for the

Expansion Space ("Expansion Rent") in equal monthly installments during the Sublessor Funded Expansion #1 Term, an amount calculated as sufficient to fully amortize the Construction Costs, defined in Section l2.20(j) below, over a ten (10) year term with interest on the unpaid balance of such Construction Costs at a fixed rate (the "Fixed Rate") as hereinafter defined. The Fixed Rate shall be the average of the Notice Date Interest Rate (as defined below) and the Completion Date Interest Rate (as defined below). Interest at the Fixed Rate shall be calculated on the basis of a 360-day year, 30-day month.

           Section 5.8 Determination of the Notice Date Interest Rate. On the date Sublessor receives notice that Sublessee is exercising the Expansion #1 Option and requires Sublessor to fund the Expansion #1 Construction Costs, the Notice Date Interest Rate shall be determined as the higher of (i) the sum of the Prime Spread (as defined below) plus the Prime Index (as defined below); or (ii) the sum of the Treasury Spread (as defined below) plus the Treasury Index (as defined below). The Prime Spread shall be equal to five percent (5 %) per annum. The Prime Index shall be "the base rate" or "prime rate" announced by Chemical Bank (the "Prime Rate") on the first business day prior to Sublessor's receipt of the Expansion #1 Notice from Sublessee, whether or not such rate has actually been charged by such bank provided, if Chemical Bank discontinues the practice of announcing a "prime rate" or "base rate, " the Prime Index shall mean the prime rate (or base rate) reported in the money column or section of The Wall Street Journal as being the base rate on corporate loans at large U.S. Money Center Banks (whether or not such rate has actually been charged by any such bank) on the first business day prior to Sublessor's receipt of the Expansion #1 Notice from Sublessee. The Treasury Spread shall be five and thirty-six one hundredths percent (5.36%) per annum. The Treasury Index shall be the interest rate on the current coupon ten year U.S. Government Treasury Note as published by The Wall Street Journal (or such similar financial publication reporting such data) on the first business day prior to Sublessor's receipt of the Expansion #1 Option from data provided by the Federal Reserve Bank of New York.

           Section 5.9 Determination of the Completion Date Interest Rate. On the earlier of: (i) the issuance of a temporary or permanent certificate of occupancy for the Expansion #1 Space; or (ii) one (1) year from the date notice is received by Sublessor that Subtenant has exercised the Expansion #1 Option and has required Sublessor to fund Expansion #1 Construction Costs, the Notice Date Interest Rate shall be adjusted upwards or downwards to reflect any change in the Prime Index or the Treasury Index, as the case may be. The adjusted Notice Date Interest Rate shall be referred to herein as the "Completion Date Interest Rate".

           Section 5.10 Rental for Expansion #1 Space Following the Ten Year Expansion #1 Rent Period. The Expansion Rent for the first ten (10) years for the Expansion #1 Space is a function solely of the amortization of Construction Costs, plus applicable interest on the outstanding balance. The per square foot rent for the Expansion #1 Space after the first ten (10) years of the Sublessor Funded Expansion #1 Term will be identical to the per square foot rent for the IDP applicable for the same time periods as outlined in Exhibit D and Section 5.6 (a), (b) and (c).

           Section 5.11 Rental for Expansion Space if Sublessee Pays Construction Costs. (a) If Sublessee exercises its option to construct Expansion #1 Space and Sublessee funds the Construction Work with respect to the said Expansion #1 Space, Sublessee shall not be obligated to pay Expansion Rent with respect to Expansion #1 Space during the Sublessee Funded Expansion #1 Term.

           (b) If Sublessee exercises its option to construction Expansion #2 Space in accordance with the provisions of this Sublease, Sublessee will not be obligated to pay Expansion Rent for the Expansion #2 Space during the Expansion #2 Term. Notwithstanding anything herein, all of Sublessee's right to possession of any and all portions of the Demised Premises shall expire and terminate not later than April 30, 2019.

           Section 5.12 Timing of Completion of Expansion #1 Space. If the Expansion #1 Space Construction Work is not certified by the Sublessor's Architect to be completed, less punchlist items, within one year from Sublessor's receipt of notice of Sublessee's exercise of the Expansion #1 Option, then the Expansion Rent shall be determined as provided in Section 5.13 below, and the Sublessee shall commence payment of Expansion Rent along with the installment of Basic Rent which is due and payable on the first day of the twelfth month after the month in which Sublessor received notice of Sublessee's exercise of the Expansion #1 Option.

           Section 5.13 Calculation of Aggregate Construction Cost of Expansion #1. During the 11th month following the month in which Sublessee provided notice of its exercise of the Expansion #1 Option, Sublessor's Architect, in consultation with the Architect, shall make a determination of the aggregate Construction Costs for the Expansion #1 Space by calculating the sum of: (i) advances disbursed by Sublessor pursuant to the provisions of Section 3.5 hereof against certified value of work in place; and (ii) the aggregate retainage withheld by the Sublessor; and (iii) interest on the aggregate advances made by the Sublessor pursuant to Section 3.5, said interest being calculated at the Notice Date Interest Rate; and (iv) the amount estimated by the Sublessor's Architect, in consultation with the Architect, which is required to be expended for Construction Costs to complete the Expansion #1 Space ("Completion Budget Amount") or ("CBA"). The amount of the CBA is limited by Sublessor's maximum obligation to fund no more than $2,000,000 of the Expansion #1 Construction Costs. The CBA shall be used for determination of Expansion Rent pursuant to Section 5.7.

           Section 5.14 Sublessee to Complete Construction Work and Use of CBA. The Sublessor shall deposit the CBA in a Federally regulated banking institution money fund (the "Completion Account") and the interest earned and paid thereon shall be credited to such account. Sublessee shall cause the Construction Work to proceed to completion and shall be entitled to draw advances monthly for completed work in place from the CBA pursuant to the procedures and requirements of Article II.

           Section 5.15 Overcharge or Deficiency in Completion Budget Amount. If the Construction Work is completed before depletion of the CBA, the Sublessor shall cause any balance of the CBA to be paid over to the Sublessee. If the CBA is depleted prior to completion of the Construction Work, then Sublessee shall replenish the CBA, which amount shall be deposited into the Completion Account to the extent necessary to fund in full the final completion of the Construction Work. Completion of Construction Work under Sections 5.12, 5.13, 5.14 and 5.15 shall be evidenced by the issuance of a Permanent Certificate of Occupancy by municipal authorities of the Township of Edison and the Sublessor's Architect's certification of completion.

                            ARTICLE VI

                    Construction Or Other Work

           Section 6.1 Conditions As To Construction Work,
Expansion Space, and as to Repairs, Alterations, Replacements or
Other Work. Whenever any Construction Work, repairs, alterations, replacements or other work in, on, to or about the Premises shall be made by the Sublessee as provided in this Sublease:

           (i) The work shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances and codes, and all applicable governmental rules, regulations and requirements, and in accordance with the standards, if any, of the Board of Fire Underwriters, or other organizations exercising the functions of a board of fire underwriters whose jurisdiction includes the Demised Premises.

           (ii) All materials and workmanship shall be of good quality, and in case of repairs, restoration, changes, additions, alterations, replacements or improvements, shall be at least equal to the original;

           (iii) All said work shall be paid for as promptly as is practicable and consistent with good business practices under the then existing circumstances;

           (iv) Such work shall be done as promptly as is possible and practicable under the existing circumstances;

           (v) Sublessee shall provide and maintain, or cause to be provided and maintained, at all times, insurance in such forms and covering such risks and hazards and in such amounts and with companies as are reasonably satisfactory to the Sublessor. While the Expansion is under construction said insurance shall include. but not be limited to, workers' compensation insurance, public liability insurance, and hazard insurance policies including fire insurance with extended coverage on the standard Builders Risk Completed Value form (non-reporting frill coverage) with "all risk insurance including collapse." Losses payable thereunder shall be payable in accordance with the provisions contained in such policies shall contain endorsement providing to owner the protections of a standard mortgagee clause endorsement. All such policies shall provide for at least thirty (30) days' notice of cancellation or amendment to the Sublessor. The comprehensive general liability insurance provided by Sublessor, as Tenant under the Prime Lease in
           Section 9.3 thereof shall be provided by Sublessee. Sublessee agrees to provide insurance coverage for hazards and with limits in compliance with Section 9 of the Prime Lease to apply to any Construction Work, and evidence thereof shall be delivered to the Sublessor prior to commencement of such work;

           (vi) The Sublessee shall carry or cause its contractors, if any, to carry worker's compensation insurance as required by law in connection with such work, and evidence thereof shall be delivered to the Sublessor prior to commencement of such work;

           (vii) Title to all buildings, building mixtures and improvements erected and installed by Sublessee (but not Sublessee's racking system, conveyor belts, sorting system or other trade fixtures, however the same may be attached to the realty) shall become the property of Sublessor upon the expiration or earlier termination of this Sublease;

           (viii) The Sublessee shall procure a certificate of occupancy or amended certificate of occupancy upon completion of the work in each instance if under local practice such certificates of occupancy are issued or required in connection with such work. The Sublessee shall also obtain the certificate from the Board of Fire Underwriters, or other organization exercising the same functions, whose jurisdiction includes the Demised Premises, in each instance, certifying that the electrical work has been properly completed whenever the work done involves any electrical work for which such a certificate is issued under local practice. If, under local practice, official certificates of occupancy are not issued or required by a governmental officer or department, or if the Board of Fire Underwriters, or other such organization does not issue certificates on proper completion of electrical work, this covenant shall be satisfied upon issuance of such certifications by an architect or engineer selected by Sublessee with approval of the Sublessor. Upon the acceptance of the Certificates of Occupancy or the alternative certifications from the Architect or engineer as described and provided above, the Sublessee will provide to the Sublessor the total value of the new construction, and the Sublessor will include this additional value in the Building Insurance as provided in Article XII, Section 12.14;

           (ix) Sublessee and/or Sublessor agree to join in the applications for all permits and authorizations whenever necessary;

           (x) Construction Work on Expansion #1 and Expansion #2 shall also conform to the criteria stipulated in Exhibit F.

                            ARTICLE VII

                         Mechanic's Liens

           Section 7.1 Mechanic's Liens Prohibited. Sublessee shall not suffer any mechanics's lien or construction contract to be filed against the Demised Premises by reason of work, labor, services or materials performed or furnished to Sublessee or to anyone holding the Demised Premises, or any part thereof, through or under Sublessee. If any construction contract, mechanics's lien or any notice of intention to file a mechanic's lien shall at any time be filed against the Demised Premises, (unless the labor or materials were actually performed for or furnished to Sublessor in connection with its obligations under this Sublease) Sublessee shall at Sublessee's cost, within thirty (30) days after knowledge or notice of the filing of any mechanic's lien cause the same to be removed or discharged of record by payment, bond, order of a court of competent jurisdiction, or otherwise.

           Section 7.2 Sublessor's Remedy for Sublessee's Breach. If Sublessee shall fail to remove or discharge any construction contract or mechanic's lien or any notice of intention to file a mechanic's lien within the prescribed time, then in addition to any other right or remedy of Sublessor, Sublessor may, at its option, procure the removal or discharge of the same by payment or bond or otherwise. Any amount paid by Sublessor for such purpose, together with all reasonable legal and other expenses of Sublessor in procuring the removal or discharge of such construction contract, lien or notice of intention and together with interest thereon at the Sublease Interest Rate (as hereinafter defined), shall be and become due and payable by Sublessee to Sublessor as Additional Rent, and in the event of Sublessee's failure to pay therefor within fifteen (15) days after demand. the same shall be added to and be due and payable with the next month's rent as Additional Rent.

           Section 7.3 Non-Consent of Sublessor to Filing of Liens. Nothing contained in this Sublease shall be construed as a consent on the part of Sublessor to subject Sublessor's estate in the Demised Premises to any lien or liability arising out of Sublessee's use or occupancy of the Premises.

                           ARTICLE VIII

                              Notices

           Section 8.1 Notices. Every notice required or permitted under this Sublease shall, unless otherwise specifically provided herein, be given in writing and shall be sent by United States certified mail, return receipt requested, or by a recognized overnight carrier which provides proof of delivery, addressed by the party giving, making or sending the same to the other at the other's address first above given, or to such other address as either party may designate from time to time by a notice given to the other party. Copies of all notices sent hereunder shall be sent by facsimile. As to the Sublessor, any notices shall be sent to the attention of Harry K. Rosenblum, Senior Vice President, Real Estate, with a copy to Senior Vice President/General Counsel at the address first above given, the Fax number at the date of execution hereof, for Mr. Harry Rosenblum being 212-527-4455 and for the Office of the Second Vice President and General Counsel being 212-527-5693. As to the Sublessee, any notices shall be sent to the attention of President, Popular Club Plan, Inc., 22 Lincoln Place, Garfield, New Jersey 07026, the Fax Number at the time of execution hereof being (201) 773-7957, with copies to President, J. Crew Group, Inc., 625 Sixth Avenue, New York, New York 10011, the Fax number at the time of execution hereof being (212) 472-9688, and Herzfeld & Rubin, Esqs., 40 Wall Street, New York, New York 10005, Attention: Leonard P. Polisar, Esq., the Fax number on the date hereof is 212-344-3433. During any postal strike or similar interruption with the mails, personal delivery shall be substituted for certified mail. Notice shall be deemed to be given upon receipt, provided, however that in the event a party shall refuse to accept delivery of said certified mail, the notice shall nevertheless be deemed to be given upon the date of refusal to accept delivery and further provided that if the postal service is unable to deliver said certified mail, the notice shall nevertheless be deemed to be given as of the date of the Postal Service's second notice of attempted delivery. The telephone facsimile numbers incorporated above are stated for convenience only. The facsimile shall be used by the parties as an ancillary method of, but shall not take the place of, the formal notice communication by certified mail return receipt requested or overnight carrier required herein.


                            ARTICLE IX

                      Memorandum of Sublease

           Section 9.1 Memorandum of Sublease. Sublessee shall not record this Sublease, but if either party should desire to record a short form Memorandum of Sublease setting forth only the parties, the Demised Premises and the Initial Term, expansion term(s) and the renewal term(s), such Memorandum of Sublease shall be executed, acknowledged and delivered by both parties upon notice from either party.


                             ARTICLE X

                                Use

           Section 10.1 Use. The Demised Premises shall be used and occupied by Sublessee as executive offices and warehouse for light assembly, packaging, marketing and distribution and for no other purposes. Sublessee shall not use the Premises for manufacturing or the handling of Hazardous Substances as defined in Article XIV.


                            ARTICLE XI

                       Defaults and Remedies

           Section 11.1 Sublessee's Defaults. "Default" shall mean occurrence of any of the following: (a) failure to pay Basic Rent, Expansion Rent or any Additional Rent or any other amounts required to be paid by it hereunder and fails to cure the default within five (5) days after receipt of notice specifying the default, or (b) failure to comply with or failure to perform any of the other covenants or conditions of this Sublease, and falls to cure the same within thirty (30) days after the receipt of notice specifying the default, or provided Sublessee proceeds diligently if the default cannot be cured within thirty (30) days, within such additional period of time beyond said thirty
(30) days as shall be required by reason of strikes, lockouts. acts of God, governmental restrictions or prohibitions. or other causes beyond Sublessee's control, whether similar or dissimilar to the foregoing (each of which notices specifying a default is referred to in this Sublease as "First Notice"), then at the expiration of said five (5) days in the case of a default described in (a), or at the expiration of said thirty (30) days (or longer period as aforesaid) in the case of a default described in (b), Sublessor may (1) cancel and terminate this Sublease on not less than five (5) days' notice (hereinafter called "Second Notice") to Sublessee, and on the date specified in the Second Notice, the Initial Term, the Expansion Term or the renewal term(s), as applicable, of this Sublease shall terminate and expire, and Sublessee shall then quit and surrender the Premises to Sublessor, but Sublessee shall remain liable as hereinafter provided and or (2) Sublessor may at any time thereafter re-enter and resume possession of the Premises by summary proceedings, an action in ejectment or otherwise and dispossess or remove Sublessee and other occupants and their effects and hold the Premises as if this Sublease had not been made; and Sublessee waives the service of any additional notice of intention to re-enter or to institute legal proceedings to that end.

           Section 11.2 Sublessor's Remedies. If this Sublease shall be terminated or if Sublessor shall be entitled to re-enter the Demised Premises and dispossess or remove Sublessee under the provisions of Article XI, the Sublessor, or Sublessor's agents or servants, may immediately or at any time thereafter re-enter the Demised Premises and remove therefrom the Sublessee, its agents, employees, servants, licensees, and any subtenants and other persons, firms or corporations, and all or any of its or their property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or otherwise, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy said premises together with all additions, alterations and improvements thereto.

           Section 11.3 Sublessor's Damages. In case of any Default and termination, re-entry, or dispossess or removal by summary proceedings or otherwise, the annual rent and all other charges required to be paid by the Sublessee hereunder shall thereupon become due and be paid up to the time of such termination, re-entry, or dispossess or removal, and the Sublessee shall also pay to the Sublessor all reasonable expenses which the Sublessor may then or thereafter incur for necessary legal expenses, attorneys' fees, brokerage commissions, and all other necessary costs paid or incurred by the Sublessor for restoring the Demised Premises to good order and condition and for altering and otherwise preparing the same for re-letting. The Sublessor may, at any time and from time to time, re-let the Demised Premises, in whole or in part, either in its own name or as agent of the Sublessee, for a term or terms which, at the Sublessor's option, may be for the remainder of the then current Initial Term, expansion term or renewal term(s), as the case may be, of this Sublease, or for any longer or shorter period, and (unless the statute or rule of law which governs the proceeding in which such damages are to be proved, limits or shall limit the amount of such claim capable of being so proved and allowed, in which case the Sublessor shall be entitled to prove as and for liquidated damages and have allowed an amount equal to the maximum allowed by or under any such statute or rule of law) the Sublessee shall be obligated to, and shall pay to the Sublessor as damages, upon demand, and the Sublessor shall be entitled to recover of and from the Sublessee, at the election of the Sublessor, either:

           (a) liquidated damages, in an amount which, at the time of such termination, re-entry or dispossess or removal by the Sublessor, as the case may be, is equal to the excess, if any, of the then present value of the installments of Basic Rent, Expansion Rent and Additional Rent reserved hereunder, for the period which would otherwise have constituted the unexpired portion of the then current applicable term of this Sublease, over the then present value of the rental value of the Demised Premises for such unexpired portion of the then current Term of this Sublease, discounted at the rate of five (5 %) percent per annum; or

           (b) damages (payable in monthly installments, in advance, on the first day of each calendar month following such termination, re-entry or dispossess, and continuing until the date originally fixed herein for the expiration of the then current Term of this Sublease) in any amount or amounts equal to the excess, if any, of (x) over (y) with (x) being the sums of the aggregate expenses paid by the Sublessor during the month immediately preceding such calendar month for all such items as, by the terms of this Sublease, are required to be paid by the Sublessee, plus an amount equal to the amount of Basic Rent, Expansion Rent and Additional Rent which would have been payable by the Sublessee hereunder in respect to such calendar month, had this Sublease and the applicable term of this Sublease not been so terminated, and had the Sublessor not so re-entered, plus the amount of the rental value of any portion of the Demised Premises occupied by the Sublessee or any agent of the Sublessee and (y) being the sum of rents, if any, collected by or accruing to the Sublessor in respect to such calendar month pursuant to such re-letting or any holding over by any subtenants of the Sublessee. Any suit for any month shall not prejudice in any way the rights of the Sublessor to collect the deficiency for any subsequent month by a similar proceeding. The Sublessor, at its option and at its expense, may make such alterations, repairs and/or decorations in the Demised Premises as in its reasonable judgment the Sublessor considers advisable and necessary, and the making of such alterations, repairs and/or decorations shall not operate or be construed to release the Sublessee from liability hereunder. Sublessor shall use reasonable efforts to mitigate damages, but otherwise Sublessor shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect rent thereof under such re-letting; and in no event shall the Sublessee be entitled to receive any excess of such rents over the sums payable by the Sublessee to the Sublessor hereunder but such excess shall be credited to the unpaid rentals due thereunder, and to the expenses of re-letting and preparing for re-letting as provided in subparagraph (a) hereof. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by the Sublessor from time to time at its election, and nothing herein contained shall be deemed to require the Sublessor to postpone suit until the date when the Term of this Sublease would have expired if it has not been terminated under the provisions of this Sublease, or under any provision of law, or had the Sublessor not re-entered into or upon the Demised Premises.

           Section 11.4 Waiver of Redemption. Sublessee hereby waives all rights of redemption to which Sublessee or any person claiming under Sublessee might be entitled, after an abandonment of the Premises, or after a surrender and acceptance of the Premises and the Sublessee's subleasehold estate, or after a dispossession of Sublessee from the Demised Premises, or after a termination of this Sublease, or after a judgment against Sublessee in an action in ejectment, or after the issuance of a final order or warrant of dispossess in a summary proceeding, or any other proceeding or action authorized by any rule of law or statute now or hereafter in force or effect.

           Section 11.5 Provisions of Prime Lease as to Defaults and Remedies Cumulative with the Provisions of Sublease. Notwithstanding anything herein, the provisions of Article XVII of the Prime Lease provides cumulative rights and remedies for the Sublessor supplementing the provisions of this Sublease. It is intended that the Sublessor shall have the benefit of the provisions of the Sublease and the Prime Lease with respect to defaults and remedies which provide the greatest rights and remedies, to Sublessor. The Sublessor may elect the applicable clause stipulating defaults and remedies, but failure to make such election shall not abrogate the cumulative benefit to the Sublessor intended by this provision.

                            ARTICLE XII

                        General Provisions

           Section 12.1 No Waste. The Sublessee covenants not to do or suffer any waste or damage or injury to any building or improvement now or hereafter on the Demised Premises, or the fixtures and equipment thereof, or permit or suffer any overloading of the floors thereon.

           Section 12.2 Limitation of Sublessor's Liability. If Sublessor shall breach any of the provisions hereof, Sublessor shall only be liable to Sublessee for actual monetary damages and not for consequential damages and Sublessor's liability shall in no event exceed the Sublessor's interest in the Demised Premises as of the date of Sublessor's breach except for (a) liabilities relating to representations, covenants and warranties made by Sublessor herein in Section 4. l(iii) concerning liens prior to the lien of this Sublease or (b) representations, covenants and warranties made by Sublessor as to the environmental matters and compliance with applicable laws as set forth in Article XIV. In any instance where Sublessor's disapproval or withholding of consent is challenged under the provisions of this Sublease, the sole remedy available to Sublessee shall be an order directing that such consent or approval be given, without assessment of any damages as a consequence of the withholding of such consent or approval. Sublessee expressly agrees that any judgment which it may obtain against Sublessor shall be recoverable and satisfied solely out of the right, title and interest of Sublessor in the Demised Premises and there shall be no liability beyond such interest in the Demised Premises except for (a) liabilities relating to representations, covenants and warranties made by Sublessor herein in Section 4.1 (iii) concerning liens prior to the lien of this Sublease or (b) representations, covenants and warranties made by Sublessor as to the environmental matters and compliance with applicable laws as set forth in Article XIV. Sublessee shall not hold any shareholder, officer or director of the Sublessor personally liable for any breach of representations or warranties or any other default under any circumstances. Sublessee shall have no rights of lien or levy against any other property of Sublessor, nor shall any other property or assets of the Sublessor be subject to levy, execution or other enforcement proceedings for the collection of any such sums or satisfaction of any such judgment or award and Sublessee expressly agrees that any judgment which it may obtain against Sublessor shall be recoverable and satisfied solely out of the right, title and interest of Sublessor in the Demised Premises except for (a) liabilities relating to representations, covenants and warranties made by Sublessor herein in Section 4.1 (iii) concerning liens prior to the lien of this Sublease or (b) representations, covenants and warranties made by Sublessor as to the environmental matters and compliance with applicable laws as set forth in Article XIV.

           Section 12.3 Partial Invalidity. If any term or provision of this Sublease or the application thereof to any party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to parties or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Sublease shall be valid and enforced to the fullest extent permitted by law.

           Section 12.4 No Waiver. One or more waivers by either party of the obligation of the other to perform any covenant or condition shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition.

           The receipt of rent by the Sublessor, with knowledge of any breach of this Sublease by the Sublessee or of any default on the part of the Sublessee in the observance or performance of any of the conditions or covenants of this Sublease, shall not be deemed to be a waiver of any provision of this Sublease. Neither the acceptance of the keys nor any other act or thing done by the Sublessor or any agent or employee during the Term herein demised shall be deemed to be an acceptance of a surrender of said Premises, excepting only an agreement, in writing, signed by the Sublessor accepting or agreeing to accept such a surrender.

           Section 12.5 Number and Gender. Wherever herein the singular number is used, the same shall include the plural and the masculine gender shall include the feminine and neuter genders.

           Section 12.6 Successors and Assigns. Subject to the provisions of Article XIII, the terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the respective parties and their successors and assigns.

           Section 12.7 Article and Marginal Headings. The article and marginal headings herein are intended for convenience in finding the subject matters, and are not to be used in determining the intent of the parties to this Sublease.

           Section 12.8 Entire Agreement. This instrument, the Tri-Party Agreement and the Subordination, Non-Disturbance and Attornment Agreement among the Prime Landlord, Sublessor, Sublessee, Guarantor and The Bank of New York, all of even date, contain the entire and only agreement among the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Sublease shall not be modified in any way or terminated except by a writing executed by Sublessor and Sublessee.

           Section 12.9 Obligations also Covenants. Whenever in this Sublease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

           Section 12.10 Cost of Performing Obligations. The respective obligations of the parties to keep, perform and observe any terms, covenants or conditions of this Sublease shall be at the sole cost and expense of the party so obligated.

           Section 12.11 Remedies Cumulative. The specified remedies to which the Sublessor may resort under the terms of this Sublease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Sublessor or Sublessee may be lawfully entitled in case of any breach or threatened breach of any provision of this Sublease.

           Section 12.12 Holding Over. If Sublessee holds over after the expiration or earlier termination of this Sublease ("Holdover"), and if Sublessee is not otherwise in default hereunder such holding over shall not be deemed to create an extension of the term, but such occupancy shall be deemed to create a month-to-month tenancy at the rate of one hundred twenty-five (125 %) percent of the then current Basic Rent, Additional Rent and the Expansion Rent for the first sixty (60) days of the Holdover; and one hundred fifty (150%) percent of the then current Basic Rent, Additional Rent and the Expansion Rent for the next thirty (30) days or a portion thereof; and two hundred (200%) percent of the then current Basic Rent, Additional Rent and the Expansion Rent as the case may be thereafter during such Holdover and on the same terms and conditions (except as the same may be then inapplicable in the then context of circumstances) as are in effect on the date of said expiration or earlier termination.

           Section 12.13  Signs.

           (a) Sublessee shall have the right and privilege of erecting signs for advertising purposes in connection with its business at the Demised Premises as long as such signs meet with the prior written approval of Sublessor and Prime Landlord, which approval shall not be unreasonably withheld. Sublessee expressly agrees that the privilege to erect signs is not intended and shall not be applicable to any installation on the roof of the Building.

           (b) Sublessee shall be responsible for any damage caused by said signs and any damage so caused shall be repaired forthwith at Sublessee's sole cost and expense. In the event any sign erected by Sublessee is removed during the Term of this Sublease or at the expiration or earlier termination thereof, Sublessee shall repair any damage whatsoever caused by the removal at Sublessee's sole cost and expense.

           Section 12.14 Property Insurance-Special Provision. Sublessor will provide "all risk" property insurance for the full replacement cost of the Building and all improvements and betterments, except Sublessee's racking system, conveyor belts, sorting systems or other trade fixtures as referred to in Article VI, Section 6. 1(vii). The cost of this insurance will be reimbursed to Sublessor by the Sublessee as Additional Rent in an amount equal to the annual premium of the policy or the premium developed by the Sublessee's insurance Company, whichever is less.

           Sublessee and Sublessor will mutually cause their respective insurance companies to waive any rights of subrogation under such property insurance against the Sublessor or Sublessee, respectively.

           Section 12.15 Brokerage. Sublessor and Sublessee mutually represent and covenant to each other that neither party dealt with a real estate broker or salesperson other than Aramanda Realty Corp. and Cushman & Wakefield of N.J. Sublessor shall be responsible to pay to Aramanda Realty Corp. and to Cushman & Wakefield of N.J. any commission due.

           The parties hereto agree to indemnify each other and hold each other harmless against any and all claims, liabilities, losses, judgments and expenses including legal fees which one party suffers if the representation of the other party set forth herein proves to be untrue.

           Section 12.16 Notice by Sublessee to Mortgagee. If required by the holder of a mortgage lien to which this Sublease is subordinate (provided Sublessee is furnished with written notice of such requirement), Sublessee agrees (a) to notify such mortgagee of any alleged default by Sublessor in any of the provisions of this Sublease: and (b) to allow to the said mortgagee a reasonable period time to cure such alleged default.

           Section 12.17 Sublessee Electric. Sublessee's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or serving the Demised Premises.

           Section 12.18 Conduct of Sublessee's Work.

           (a) The parties mutually acknowledge that Sublessee may determine to effect installation on the Premises which are the subject of this Sublease certain subleasehold improvements ("Sublessee's Work") in the nature of fixtures, equipment and personalty. Such Sublessee's Work is contemplated to be effected subsequent to the execution hereof and prior to the Commencement Date as herein defined. Sublessee agrees to permit Sublessor and its agents and contractors to enter upon the Premises for such purposes with the understanding by the parties that it is of the essence that the progress of the Construction Work shall not be delayed, interrupted, or impeded; nor shall the Construction Work be affected in any manner whatsoever which will result in an increase in the Sublessor's cost in completion of the Construction Work prior to the Commencement Date.

           (b) Labor used in the performance of Sublessee's Work ("Sublessee's Labor") shall be such as is compatible with the labor used in the performance of the Construction Work; and use of Sublessee's Labor shall not result in any stoppage, delay or interruption whatsoever in the Construction Work.

           (c) In the event of any stoppage, delay or interruption in the Construction Work while Sublessee's Labor is engaged on the premises, Sublessee shall forthwith cease and desist use of Sublessee's Labor on the premises upon receipt of written notice from Sublessor demanding cessation of Sublessor's Work. Thereafter, Sublessee shall not engage Sublessee's Labor on the premises until Sublessor shall have given written approval therefor.

           (d) Sublessee shall have the right to perform Construction Work in order to demolish, at its sole cost and expense and risk, certain existing improvements hereby referred to as the Cafeteria Improvements and Locker Room Areas together with the adjacent restroom facilities shown on Exhibit G. Sublessee shall indemnify Sublessor and the first mortgagee of the Demised Premises for any losses, damages, liabilities, claims, costs, expenses (including reasonable fees and expenses of counsel) for personal injury or property damage which results from or arises out of the performance of such Demolition provided that Sublessee will be under no obligation to replace these improvements at the termination of this Sublease or anytime during the Term of this Sublease or extensions thereof.

           Section 12.19 Interest and Late Payment Service Charge. Sublessee covenants and agrees to pay to Sublessor interest at the Sublease Interest Rate and a late payment service charge equal to five (5 %) percent of any Basic Rent, Additional Rent and Expansion Rent payment or any other payment prescribed herein which has not been paid in accordance with the provisions of this Sublease Agreement, provided, however, that such interest and late payment service charges shall not commence to accrue until a delinquency by Sublessee exceeds five (5) business days. Said interest and late payment service charge shall be both paid by Sublessee to Sublessor promptly upon proper notice and demand therefor.

           Section 12.20 Definitions.

           (a) "Additional Rent" shall have the meaning provided in Article V, Section 5.5.

           (b) "Architect" shall have the meaning provided in
Article III, Section 3.1(b).

           (c) "Assignment" shall have the meaning provided in
Article XIII, Section 13.1.

           (d) "Basic Rent" shall have the meaning provided in
Article V.

           (e) "Building" shall have the meaning provided in
Article I, Section 1.1.

           (f)  "Commencement Date" shall mean February 1, 1994.

           (g) "Completion Account" shall have the meaning provided in Article V, Section 5.14.

           (h) "Completion Budget Amount" or "CBA" shall have the meaning described in Section 5.13.

           (i) "Completion Date Interest Rate" shall have the meaning provided in Article V, Section 5.9.

           (j) Construction Costs. Construction Costs shall mean, in each instance whether or not involving an expansion as herein contemplated, the aggregate direct and indirect costs for Construction Work including, but not limited to, the actual cost of work, labor, materials and equipment, financing, brokers fees or commissions for financing, brokerage fees or commissions for Expansion Rent, if any, and any and all reasonable professional fees for accountants, architects, engineers, planners, attorneys and other consultants. including the cost of the Sublessor's Architect retained by the Sublessor to insure that the Construction Work of the Qualified Contractor and others engaged by the Sublessee is in accord with the provisions of this Sublease and to certify the value of work in place in accordance with the plans and specifications for the purpose of progress payments with respect to Expansion #1 and interest at the Sublessee Interest Rate on Sublessor's advances up to the Funding Limits of the Construction Costs for the Expansion #1 Space. Such interest shall compound monthly and be calculated on a 30 day month and a 360 day year. Construction Costs do not include any costs incurred by Sublessor or Sublessee in negotiating this Sublease, the Tri-Party Agreement of even date or any other document in conjunction therewith. Sublessor and Sublessee shall each bear their respective costs incurred in the negotiation of this Sublease and all other collateral agreements executed in conjunction herewith.

           (k) "Construction Work". The term "Construction Work" is a collective term meaning the totality of all services, work, labor, materials and equipment necessary, in each instance, in the performance by Sublessee of the repairs, alterations and other work contemplated herein, whether or not involving Expansion #1 or Expansion #2, including, but not limited to, the design of the improvements to be erected, site preparation and sub-soil footings and foundations, grading, surfacing of parking area, paths and ways, installation of all utilities; and the cleanup and removal of debris, the work of accountants, architects, engineers, planners, attorneys, surveyors and other consultants performing services in conjunction with the foregoing or any permitting or approval process required under applicable law. It is intended that Construction Work when complete shall place the completed Building, as expanded, in full availability for the conduct of the business activity at the site permitted under applicable land use regulations.

           (l) "Default" shall have the meaning provided in
Article XI, Section 11.1.

           (m) "Demised Premises" shall have the meanings described in Article I.

           (n) "EPA" shall mean the United States Environmental
Protection Agency.

           (o) "Expansion" shall mean Expansion #1 Space and/or
Expansion #2 Space.

           (p)  "Expansion #1 shall mean Expansion #1 Space.

           (q)  "Expansion #2" shall mean Expansion #2 Space.

           (r) "Expansion #1 Option" shall mean the rights of the Sublessee described in Article III, Section 3.1.

           (s) "Expansion #2 Option" shall mean the rights of the Sublessee described in Article II, Section 3.2.

           (t) "Expansion #1 Space" shall have the meaning described in Article III, Section 3.1 and identified as A on Exhibit E.

           (u) "Expansion #2 Space" shall have the meaning described in Article III, Section 3.2 and identified as B and C on Exhibit E.

           (v) "Expansion #2 Term" shall have the meaning provided in Article 2, Section 2.1(b).

           (w) "Fair Market Rental" shall have the meaning provided in Article V, Section 5.6.

           (x) "Fax" shall have the meaning provided in Article
VIII, Section 8.1.

           (y) "Fixed Rate" shall have the meaning provided in
Article V, Section 5.7.

           (z) "Fractional Month" shall have-the meaning provided in Article II, Section 2.1(a).

           (aa) "Funding Limit" shall have the meaning provided in Section 3.5

           (ab) "Guarantor" shall mean the J. Crew Group, Inc.

           (ac) "Guaranty" shall mean the Guaranty dated the date hereof between J. Crew Group, Inc. and Revlon Holdings Inc.

           (ad) "Hazardous Substances" shall have the meaning defined in Article XIV, Section 14.1.

           (ae) "IDP" shall have the meaning described in Article
I, Section 1.1.

           (af) "Initial Occupancy Date" shall mean November 1,
1993 as provided in Article II, Section 2.2.

           (ag) "Initial Term" shall have the meaning provided in
Article II, Section 2.1(a).

           (ah) "ISRA" shall mean N.J.S.A. 13:lK--6 et seq., Industrial Site Recovery Act.

           (ai) "NJDEPE" shall mean the New Jersey Department of
Environmental Protection and Energy.

           (aj) "Notice Date Interest Rate" shall have the meaning provided in Article V, Section 5.8.
           (ak) "Preliminary Expansion #1 Plans" shall have the meaning provided in Article III, Section 3.1(b).

           (al) "Premises" shall have the meaning provided in
Article I, Section 1.1.

           (am) "Prime Index" shall have the meaning provided in
Article V, Section 5.8.

           (an) "Prime Landlord" shall have the meaning described in Article I, Section 1.2(a).

           (ao) "Prime Lease" shall have the meaning provided in
Article I, Section 1.2(a).

           (ap) "Prime Rate" shall be the "base rate" or "prime rate" announced by Chemical Bank, whether or not such rate has actually been charged by such bank provided, if Chemical Bank discontinues the practice of announcing a "prime rate" or "base rate", the Prime Rate shall mean the "prime rate" or "base rate" reported in the money column or section of the Wall Street Journal as being the base rate on corporate loans at large U.S. Money Center Banks (whether or not such rate has actually been charged by any such bank).

           (aq) "Prime Spread" shall have the meaning provided in
Article V, Section 5.8.

           (ar) "Prime Tenant" shall have-the meaning described in Article I, Section 1.2(a).

           (as) Qualified Contractor. The term "Qualified Contractor" means an organization with at least ten years experience in the construction of industrial/commercial structures which has been selected by the Sublessee to perform the Construction Work after the Sublessee has requested at least two bids for the completion of the Construction Work, provided the contractor selected from the bids received by the Sublessor has demonstrated to the Sublessor's satisfaction that the contractor possesses the requisite experience and financial resources to complete the Construction Work.

           (at) "RCPC" shall have the meaning provided in Article
I, Section 1.2(a).

           (au) "Re-enter and Re-entry". The terms "re-enter" and
"re-entry" as used in this Sublease are not restricted to their technical legal meaning.

           (av) "Sublease Interest Rate." The term "Sublease
Interest Rate," as used in this Lease, shall mean interest at the rate which is three (3 %) percent in excess of the Prime Rate.

           (aw) "Sublessee Funded Expansion #1 Term" shall have the meaning provided in Article 2, Section 2.l(b).

           (ax) "Sublessor." The term "Sublessor" as used in this Sublease means only the holder, for the time being, of Sublessor's interest under this Sublease so that in the event of any transfer of title to the Demised Premises Sublessor shall be and hereby is entirely freed and relieved of all obligations of Sublessor hereunder accruing after such transfer, and it shall be deemed without further agreement between the parties that such grantee, transferee or assignee has assumed and agreed to observe and perform all obligations of Sublessor hereunder arising during the period it is the holder of Sublessor's interest hereunder.

           (ay) "Sublessor Funded Expansion #1 Term" shall have the meaning described in Article I, Section 1.1 and Article II,
Section 2.1(b).

           (az) "Sublessor's Architect" shall have the meaning provided in Article III, Section 3.1(a).

           (ba) "Treasury Index" shall have the meaning provided in Article V, Section 5.8.

           (bb) "Treasury Spread" shall have the meaning provided in Article V, Section 5.8.

           (bc) "Tri-Party Agreement" shall have the meaning provided in Article I, Section 1.2(a).

           (bd) "#1 Measuring Date" shall have the meaning provided in Article II, Section 2.1(b).

           (be) "#2 Measuring Date" shall have the meaning provided in Article II, Section 2.1(b).

           (bf) "Zoning Change"' shall have the meaning provided in Article III Section 3.2.

           Section 12.21 Governing Law. The interpretation and validity of this Sublease shall be governed by the laws of the State of New Jersey applicable to contracts negotiated, executed and to be performed in the State of New Jersey. Any controversy arising out of the terms of this Sublease shall be resolved by appropriate proceedings in either the United States District Court for New Jersey or the Superior Court of New Jersey either or which shall have sole and exclusive jurisdiction thereof.

                           ARTICLE XIII

                   Assignment, Subletting, Etc.

           Section 13.1 Assignment. Subletting. Etc. Sublessee shall not sell, assign, mortgage, pledge, or, in any manner, transfer or encumber this Sublease or any estate or interest hereunder, or sublet the Demised Premises or any part thereof (any of the foregoing shall be referred to herein as "Assignment") without the previous written consent of the Sublessor which consent shall not be unreasonably withheld provided that (i) Sublessee is not in material default hereunder and no event has occurred which with notice or passage of time, or both, would constitute a material default hereunder (without regard to whether a notice of default has been served pursuant to Article XI); (ii) Sublessee shall provide Sublessor with access to the Demised Premises for inspection and testing thereof; (iii) the use by the proposed assignee or sublessee does not, in Sublessor's reasonable judgment, (a) adversely affect the Demised Premises by virtue of environmentally related factors or
(b) lessen the value of the Premises; or (c) increase risk or endanger the Building or the occupants thereof; and (iv) Sublessee shall provide Sublessor with financial statements and information demonstrating to Sublessor's reasonable satisfaction that the prospective assignee or sublessee has the financial capacity to perform the obligations of the Sublessee hereunder. Any sale of stock or assets of the Sublessee or any merger, consolidation or liquidation of the Sublessee shall be deemed to be an Assignment for purposes of this Section 13.1 (other than an initial public offering of not more than 19 % of the outstanding common stock of Sublessee in an underwritten public offering under the Securities Act of l933). Notwithstanding the foregoing, in the case of any Assignment to a wholly owned subsidiary or affiliate of Sublessee or J. Crew Group, Inc. (so long as Sublessee or J. Crew Group, Inc. retains the controlling interest in such affiliate) or to Sublessee's parent, such previous written consent by Sublessor shall not be necessary, provided that Sublessee shall provide thirty (30) days advance written notice of any such Assignment to such a subsidiary or affiliate and will provide Sublessor with any information reasonably requested regarding the Assignee. In any of the events aforesaid whether or not consent is required, Sublessee, nevertheless, shall remain directly and primarily liable for the payment of the Basic Rent, Additional Rent and Expansion Rent, and the performance of Sublessee's other covenants and obligations hereunder. Any amount received by Sublessee in connection with an Assignment or to the extent such amount exceeds the amount required to be paid by Sublessee to Sublessor under this Lease (net of Sublessee's brokers fees, reasonable legal fees for preparation of Assignment documents and reasonable cost of alterations for the prospective assignee or sublessee) shall belong to and be promptly remitted by Sublessee to Sublessor. No consent to any Assignment of this Sublease shall be deemed or construed to be a consent by Sublessor to any further or additional Assignment. In the event of an Assignment , the assignee or sublessee, as the case may be, shall (as condition to Sublessor's consent thereto where consent is required, and in the case of any assignment in which consent is not required) assume, by written recordable instrument reasonably satisfactory to Sublessor, the due performance of all of Sublessee's obligations under this Lease. No Assignment shall be valid or effective in the absence of such assumption. In connection with any Assignment, the prospective Assignee shall not more than thirty
(30) days prior to the effective date of such Assignment, furnish to the Sublessor in each case, its then current consolidated and consolidating balance sheets as of the end of its most recent fiscal year and the related statements of income, shareholders' equity and changes in cash flow for such fiscal year, setting forth in each, in comparative form the figures for the previous fiscal year. All such consolidated statements reported on, shall be without qualification, and by independent certified public accountants satisfactory to the Sublessor. Each year thereafter, within ninety (90) days of the end of each fiscal year, the Assignee shall provide their respective financial statements in the aforementioned form with the aforementioned required certification of the respective independent certified public accountants, to the Sublessor. A true copy of such Assignment and the original assumption agreement or the sublease, as the case may be, shall be delivered to Sublessor within ten (10) days of the effective date thereof. Notwithstanding anything to the contrary, Sublessor shall have the right, but not the obligation, to notify Sublessee within thirty (30) days of receipt of Sublessee's request for consent to an Assignment or subletting that Sublessor has elected to terminate the Sublease which termination shall become effective ninety (90) days after the date Sublessee receives said notice of election from Sublessor.

                            ARTICLE XIV

            Compliance with Laws, Rules and Regulations

           Section 14.1  Environmental Compliance.

           (a) The Sublessee shall at all times comply with applicable municipal, state and federal laws, ordinances and regulations relating to hazardous substances as defined in the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. ("ISRA") and/or Spill Compensation and Control Act, N.J.S.A. 58:10-23.11, et seq., or any other environmental law (the "Hazardous

Substances") from and after the signing of this Sublease. The Sublessee shall at its own expense maintain in effect any permits, licenses or other governmental approvals, if any, required for the Sublessee's use of the Demised Premises. The Sublessee shall make all disclosures required of the Sublessee by any such laws, ordinances and regulations, and shall comply with all orders, with respect to the Sublessee's use of the Demised Premises, issued by any governmental authority having jurisdiction over the Demised Premises, and take all action required of such governmental authorities to bring the Sublessee's activities on the Demised Premises into compliance with all laws, rules, regulations and ordinances relating to Hazardous Substances and affecting the Demised Premises except arising from any compliance attributable to Sublessor or any party in privity with Sublessor which responsibility for compliance shall belong to Sublessor or any party in privity with Sublessor.

           (b) Sublessor shall, prior to the Initial Occupancy Date, comply with Sublessor's obligations pursuant to ISRA and any other environmental law, statute or ordinance, and such compliance shall be a condition precedent to Sublessee's entry and occupancy of the Premises.

           (c) If at any time the Sublessee or Sublessor shall become aware, or have reasonable cause to believe, that any Hazardous Substance has been released or has otherwise come to be located on or beneath the Premises, such party shall, immediately upon discovering the release or the presence or suspected presence of the Hazardous Substance, give written notice of that condition to the other party. In addition, the party first learning of the release or presence of a Hazardous Substance on or beneath the Premises, shall immediately notify the other party in writing of (i) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed, or threatened pursuant to any Hazardous Substance laws, (ii) any claim made or threatened by any person against Sublessor, the Sublessee or the Premises arising out of or resulting from any Hazardous Substances, and (iii) any reports made to any municipal, state, or federal environmental agency arising out of or in connection with any Hazardous Substance.

           (d) Sublessee shall indemnify, defend (by counsel acceptable to the Sublessor), protect, and hold harmless the Sublessor and each of the Sublessor's partners, directors, officers, employees, agents, attorneys, successors, and assigns, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, costs, or expenses (including attorney's fees, consultants' fees, and expert fees) for the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, or, under, or about the Premises, or any discharge or release in or from the Premises of any Hazardous Substance, which is caused by Sublessee or anyone in privity with Sublessee, or (ii) Sublessee's failure or the failure of anyone in privity with Sublessee to comply with any Hazardous Substance law.

           (e) Sublessor shall indemnify, defend (by counsel acceptable to the Sublessee), protect, and hold harmless the Sublessee and each of the Sublessee's partners, directors, officers, employees, agents, attorneys, successors, and assigns from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, costs or expenses (including attorney's fees, consultants' fees, and experts' fees) for the death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, or, under, or about the Premises, or any discharge or release in or from the Premises of any Hazardous Substance, which is caused by the Sublessor or any one in privity with Sublessor or (ii) Sublessor's failure or the failure of anyone in privity with Sublessor to comply with any Hazardous Substance law.

           (f) The indemnity obligations created hereunder shall include, without limitation, and whether foreseeable or unforeseeable, any and all costs incurred in connection with any site investigation of the Premises, and any and all costs for repair, cleanup, detoxification or decontamination, or other remedial action of the Premises. The obligations of the Sublessee and Sublessor hereunder shall survive the expiration or earlier termination of this Sublease, and any extensions thereof.

           (g) Sublessee shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of

"hazardous substance" or "hazardous wastes", as such terms are defined under ISRA except these ordinarily used for general office purposes or ordinarily used for warehousing, light assembly, packaging, marketing and distribution operations in accordance with Article X use. Sublessee further covenants that it will not cause or permit to exist as a result of an intentional or unintentional action or omission on its part, the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping from, on or about the Premises or the land on which it is located of any hazardous substances (as such term is defined under N.J.S.A. 58:l0-12.ll(b)(d) and N.J.A.C. 7:1-3.3).

           (h) If ISRA is triggered by Sublessee's actions or any party in privity with Sublessee, Sublessee shall, at Sublessee's own expense, comply with ISRA and the regulations promulgated thereunder to the extent ISRA is applicable to Sublessee. If ISRA is triggered by Sublessor's actions or the actions of any party in privity with the Sublessor. Sublessor shall, at Sublessor's own expense, comply with ISRA and the regulations promulgated thereunder to the extent ISRA is applicable to the Sublessor. Sublessee shall, at Sublessee's own expense, make all submissions to provide all information to, and comply with all requirements of the Bureau of Industrial Site Evaluation ("the Bureau") of the New Jersey Department of Environmental Protection and Energy ("NJDEPE"). Should the Bureau or any other division of NJDEPE determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises which occur during the Term of this Sublease, if caused by the Sublessee, then Sublessee shall, at Sublessee's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. If caused by Sublessor, then Sublessor shall, at Sublessor's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Sublessee's obligations under this paragraph shall arise if there is any closing, terminating or transferring of operations of an industrial establishment at the Premises which triggers ISRA. Upon Sublessee's request, Sublessor shall provide reasonable cooperation at no expense to Sublessee unless ISRA is triggered by Sublessee or someone in privity with Sublessee, in connection with Sublessee's obligation to comply with ISRA. At no expense to Sublessor, Sublessor shall promptly provide all information reasonably required by Sublessee for preparation of non-applicability affidavits and shall promptly review, revise as necessary and sign such affidavits when requested by Sublessee. Sublessee shall indemnify, defend and save harmless Sublessor from all fines, suits, procedures, claims and actions of any kind arising out of or in anyway connected with any spills or discharges of hazardous substances or wastes at the Demised Premises which occur during the Term of this Sublease and are caused by Sublessee or any party in privity with the Sublessee; and from all fines, suits, procedures, claims and actions of any kind arising out of Sublessee's failure to provide all information, make all submissions and take all actions required by ISRA, the Bureau or any other division of NJDEPE. Sublessor shall indemnify, defend and save harmless Sublessee from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of Hazardous Substances at the Demised Premises which occur prior to the Term of this Sublease and are caused by Sublessor or any party in privity with Sublessor; and from all fines, suits, procedures, claims and actions of any kind arising out of Sublessor's failure to provide all information, make all submissions and take all actions required by ISRA, the Bureau or any other division of NJDEPE. The obligations and liabilities under this paragraph shall continue so long as Sublessee or Sublessor remain responsible for any spills or discharges of Hazardous Substances at the Premises . Sublessee's failure to abide by the terms of this paragraph shall entitle Sublessor to appropriate equitable relief.

           (i) With respect to Sublessee's occupancy of the Demised Premises, Sublessee shall promptly provide Sublessor with any notices, correspondence and submissions made by Sublessee to or to Sublessee from NJDEPE, the United States Environmental Protection Agency (EPA), or any other local, state or federal authority which requires submission (with respect to Sublessee's occupancy of the Demised Premises) of any information concerning environmental matters or Hazardous Substances. Similarly during Sublessee's occupancy of the Demised Premises, Sublessor shall promptly provide to Sublessee any notices, correspondence and submissions made by Sublessor to or from NJDEPE, the United States Environmental Protection Agency (EPA), or any of the local, state or federal authority which requires submission (with respect to the Demised Premises) of any information concerning environmental matters or Hazardous Substances.

           (j) Sublessee represents and warrants that its SIC Number is 5961. Sublessee hereby agrees that it shall promptly inform Sublessor of any change in the business to be conducted in the Demised Premises, but the Demised Premises shall be used only for the purposes described in Article X.

           (k) In the event of Sublessee's failure to comply in full with this paragraph, Sublessor may, at its option, perform any and all of Sublessee's obligations as aforesaid and all costs and expenses reasonably incurred by Sublessor in the exercise of this right shall be added to the next month's rent and be due and payable as such, or the Sublessor may deduct the same from the balance of any sum remaining in the Sublessor's hands.

           (1) Sublessee's obligations under this paragraph shall survive the expiration or earlier termination of this Sublease.


           IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the day and year first above written.

Attest:                        SUBLESSOR:

                               REVLON HOLDINGS INC. a Delaware
____________________________   Corporation



                               By:____________________________________

Attest:                        SUBLESSEE:


                               POPULAR CLUB PLAN, INC. a New Jersey
____________________________   Corporation, a Division of J. CREW GROUP, INC.

                               By:____________________________________